UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Enterprise Bancorp, Inc.

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ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

April 3, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders' (the “Annual Meeting”) of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company, to be held on Tuesday, May 2, 2017, at 4:00 p.m. local time, at the UMass Lowell Inn and Conference Center, 50 Warren Street, Lowell, Massachusetts.

The Annual Meeting has been called for the following purposes:

1.	To elect the six Directors of the Company named in the accompanying Proxy Statement, each for a three-year term;

2.	To amend the Company’s Restated Articles of Organization to increase the number of shares of common stock that the Company is authorized to issue from 20,000,000 shares to 40,000,000 shares;

3.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers (the “Say on Pay Proposal”);

4.	To conduct an advisory vote on the frequency of future Say on Pay Proposals;

5.	To approve and adopt the Company's Annual Executive Incentive Plan;

6.	To ratify the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and

7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
The accompanying Proxy Statement of the Company provides information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company’s 2016 Annual Report to Stockholders, which contains additional information and results for the year ended December 31, 2016, including the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2017.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to either (1) vote electronically using the Internet by following the instructions included with your proxy card, OR (2) vote by phone by following the instructions included with your proxy card, OR (3) vote by mail by completing, dating, signing and returning your proxy card in the enclosed postage paid envelope.

Thank you in advance for voting. We appreciate your continuing support of the Company.

Sincerely,

George L. Duncan
Chairman of the Board

ENTERPRISE BANCORP, INC.
222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Stockholders' Meeting of Enterprise Bancorp, Inc. will be held at the
UMASS LOWELL INN AND CONFERENCE CENTER
50 Warren Street
Lowell, MA 01852
on Tuesday, May 2, 2017 at 4:00 p.m. local time
The Annual Meeting is being held for the following purposes:

1.	To elect John R. Clementi, Carole A. Cowan, Normand E. Deschene, John A. Koutsos, Joseph C. Lerner and Richard W. Main to serve as Directors of the Company, each for a three-year term;

2.	To amend the Company’s Restated Articles of Organization to increase the number of shares of common stock that the Company is authorized to issue from 20,000,000 shares to 40,000,000 shares;

3.	To conduct an advisory vote to approve compensation of the Company’s named executive officers (the “Say on Pay Proposal”);

4.	To conduct an advisory vote as to whether future Say on Pay Proposals should occur every one, two, or three years ("the Say on Frequency Proposal");

5.	To approve and adopt the Company's Annual Executive Incentive Plan;

6.	To vote on the ratification of the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and

7.	To transact any other business that may properly come before the meeting or any adjournments or postponements thereof.

You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 3, 2017.
In the event there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.
By Order of the Board of Directors
Michael A. Spinelli
Secretary
222 Merrimack Street
Lowell, Massachusetts 01852
April 3, 2017
EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE (1) VOTE ELECTRONICALLY USING THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD, (2) VOTE BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD, OR (3) VOTE BY MAIL BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

ENTERPRISE BANCORP, INC.
222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
Telephone: (978) 459-9000
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 2, 2017
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDERS' MEETING TO BE HELD ON TUESDAY, MAY 2, 2017
This Proxy Statement and the Company's 2016 Annual Report to Stockholders, which contains additional information and results for the year ended December 31, 2016, including the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 14, 2017 (the "Annual Report") are available to stockholders at www.edocumentview.com/ebtc.
You may obtain directions to the UMass Lowell Inn and Conference Center in Lowell, where the Annual Meeting will be held this year, by going to the following website: http://continuinged.uml.edu/directionsicc.htm

GENERAL INFORMATION
Introduction
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company (the “Bank”), for the 2017 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held on Tuesday, May 2, 2017, at 4:00 p.m. local time, at the UMass Lowell Inn and Conference Center, 50 Warren Street, Lowell, Massachusetts 01852 and at any adjournments or postponements thereof. This Proxy Statement, the accompanying Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about April 3, 2017.
The Annual Meeting has been called for the following purposes: (1) to elect six Directors of the Company, each to serve for a three-year term (“Proposal One”); (2) to amend the Company’s Restated Articles of Organization to increase the number of shares of common stock that the Company is authorized to issue from 20,000,000 shares to 40,000,000 shares (“Proposal Two”); (3) to conduct an advisory vote to approve the “Say on Pay Proposal (“Proposal Three”); (4) to conduct an advisory vote on the Say on Frequency Proposal (“Proposal Four”); (5) to approve and adopt the Company's Annual Executive Incentive Plan (“Proposal Five”); (6) to vote on the ratification of the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (“Proposal Six”); and (7) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date
The Board of Directors has fixed the close of business on March 3, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof (the “Record Date”). Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on the Record Date will be entitled to vote. At the close of business on the Record Date, there were 11,517,490 shares of the Common Stock issued and outstanding. The holders of shares of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Proxies
You may vote at the Annual Meeting in person or by proxy. Proxies may be delivered electronically via the Internet, by telephone, or in writing by mail. If you intend to deliver a proxy electronically or by phone, you may do so by following the instructions included with your proxy card. If you hold your shares in “street name,” such as in a stock brokerage account or through a bank or other nominee, you need to check your proxy card or contact your bank, broker or other nominee to determine whether electronic or telephonic proxy delivery is available to you. If you intend to deliver a proxy by mail, we request that you complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.
If you vote electronically or by telephone and you properly follow the instructions included with your proxy card for doing so by no later than the deadline indicated in such instructions or if you vote by mail and you return to the Company the enclosed proxy card properly executed in time to be voted at the Annual Meeting, then the shares represented by your proxy, regardless of the method of delivery, will be voted in accordance with your voting instructions, unless you subsequently revoke your proxy as further explained below.
If you properly deliver your proxy without including any instructions as to how your proxy should be voted, then your proxy will be voted as follows: (1) FOR the election of John R. Clementi, Carole A. Cowan, Normand E. Deschene, John A. Koutsos, Joseph C. Lerner and Richard W. Main, as the six nominees of the Board of Directors, as Directors of the Company; (2) FOR the amendment of the Company’s Restated Articles of Organization to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000; (3) FOR the Say on Pay Proposal; (4) FOR every three years on the Say on Frequency Proposal; (5) FOR the approval and adoption of the Company's Annual Executive Incentive Plan; (6) FOR the ratification of the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and (7) in such manner as the proxy holders decide on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder’s proxy. A stockholder may, however, revoke a proxy at any time before such proxy is voted at the Annual Meeting by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by properly delivering a proxy electronically or by telephone at a later date. All written notices of revocation and other written communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A. Spinelli, Secretary.

It is not anticipated that any matters other than those set forth in Proposals One, Two, Three, Four, Five and Six will be brought before the Annual Meeting. The Company has not received any proper proposals from its stockholders to be included in this Proxy Statement or otherwise brought before the Annual Meeting. Please see the additional information under the heading “Stockholder Proposals” on page 49-50 of this Proxy Statement for a description of the requirements that must be satisfied in order for any Director nomination or other stockholder proposal, which is not otherwise included in this Proxy Statement, to be presented by any stockholder at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.
In addition to use of the mails, proxies may be solicited personally or by telephone, fax or e-mail by officers, Directors and employees of the Company, none of whom will be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out of pocket expenses incurred in connection with that solicitation. The cost of soliciting proxies will be borne by the Company.
Quorum; Vote Required
The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting for the transaction of business. Abstentions, withheld votes and shares held by a bank, broker or other nominee that are voted on any matter will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
The number of affirmative votes required for approval of the matters to be considered at the Annual Meeting is as follows:
•Proposal One - Election of Class of Directors
Each Director is required to be elected by a majority of the votes cast by stockholders present, in person or by proxy, at the Annual Meeting. At the Annual Meeting, the maximum number of Directors to be elected is six.

•	Proposal Two - Approval and Adoption of the Amendment to the Company’s Restated Articles of Organization.
The amendment to the Company's Restated Articles of Organization must be approved by not less than two-thirds of the total votes eligible to be cast at the Annual Meeting.

•	Proposal Three - Approval of the Say on Pay Proposal
The Say on Pay Proposal will be approved if the votes cast by stockholders present, in person, or by proxy, at the Annual Meeting favoring the Say on Pay Proposal exceed the votes cast by stockholders present, in person or by proxy, at the Annual Meeting opposing the Say on Pay Proposal.

•	Proposal Four - Say on Frequency Proposal
If none of the frequency options (every one year, every two years or every three years) receives a majority of the votes cast by stockholders present, in person or by proxy, at the Annual Meeting, the option receiving the greatest number of votes will be considered the frequency recommended by stockholders.

•	Proposal Five- The Annual Executive Incentive Plan
The Annual Executive Incentive Plan will be approved and adopted if the votes cast by stockholders present, in person or by proxy, at the Annual Meeting favoring the Annual Executive Incentive Plan exceed the votes cast by stockholders present, in person or by proxy, at the Annual Meeting opposing the Annual Executive Incentive Plan.

•	Proposal Six- Ratification of Appointment of Independent Registered Public Accounting Firm
The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for 2017 requires that the votes cast by stockholders present, in person, or by proxy, at the Annual Meeting favoring the Say on Pay Proposal exceed the votes cast by stockholders present, in person or by proxy, at the Annual Meeting opposing the ratification.

In voting for the election of Directors, you may vote “FOR” all nominees or “WITHHOLD” your vote from all nominees or from only certain specified nominees. Withholding a vote from all or some of the nominees is effectively a vote against such nominee(s).
In voting for the approval and adoption of the amendment to the Company’s Restated Articles of Organization, you may vote “FOR” or “AGAINST” the amendment or you may “ABSTAIN” from voting on the matter. An abstention will have the effect of a vote “AGAINST” the amendment.
In voting for the Say on Pay Proposal, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.

In voting for the Say on Frequency Proposal, you may vote “one year” or “two years” or “three years” or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an absention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.

In voting for the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for 2017, you may vote “FOR” or “AGAINST” such ratification or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.

Under existing stock exchange rules, banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received voting instructions from their clients. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and does not vote the customer’s shares either because the matter is not considered routine or because the bank, broker or other nominee does not exercise its prerogative to vote even if the matter is considered routine.
Proposals One, Two, Three, Four and Five, namely the election of Directors, the approval and adoption of the amendment to the Company’s Restated Articles of Organization, the Say on Pay Proposal, the Say on Frequency Proposal and the Annual Executive Incentive Plan are not considered “routine” matters, which means that if your shares are held in street name, your bank, broker, or other nominee may not vote your shares on these matters unless you provide timely instructions for such voting. Proposal Six, namely the ratification of the appointment of the independent registered public accounting firm, is considered a “routine” matter, which means that if your shares are held in street name your bank, broker, or other nominee may vote your shares on this matter in its sole discretion if you do not provide timely instructions for voting your shares. Broker non-votes will have no effect on the voting for Proposals One, Three, Four, Five and Six, namely the election of Directors, the Say on Pay Proposal, the Say on Frequency Proposal, the Annual Executive Incentive Plan and the ratification of the appointment of the independent registered public accounting firm. However, broker non-votes will have the effect of a vote AGAINST Proposal Two, namely the approval and adoption of the amendment to the Company’s Restate Articles of Organization.

The Directors and executive officers of the Company have indicated that they intend to vote all shares of the Common Stock that they are entitled to vote in favor of each of Proposals One, Two and Three. On the Record Date, the Directors and executive officers of the Company in the aggregate had the right to vote 2,196,960 shares of the Common Stock, representing approximately 19.07% of the outstanding shares of the Common Stock as of such date.

PROPOSAL ONE

ELECTION OF CLASS OF DIRECTORS

The Company’s Amended and Restated By-Laws (the “By-Laws”) provide that the number of Directors shall be set by a majority vote of the entire Board of Directors. Currently, the number of Directors for the Company is set at 19 through the date of the Annual Meeting. Under the Company’s Restated Articles of Organization and By-Laws, this number is divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year.
The Board of Directors currently includes Eric W. Hanson, who has indicated that he will retire from the Board of Directors upon the completion of the Annual Meeting. The Board of Directors has passed a resolution setting the number of Directors of the Company at 18 effective immediately upon the completion of the Annual Meeting.
At the Annual Meeting, there are six Directors to be elected to serve until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. The Board of Directors has nominated, upon the recommendation of the Board’s Corporate Governance/Nominating Committee, each of John R. Clementi, Carole A. Cowan, Normand E. Deschene, John A. Koutsos, Joseph C. Lerner and Richard W. Main, for election as a Director for a three-year term.
The Board of Directors believes that all of the nominees will stand for election and will serve as a Director if elected. However, if any nominee fails to stand for election or is unable or refuses to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. However, in lieu of designating a substitute, the Board of Directors may reduce the number of Directors.

Information Regarding Nominees
The following table sets forth certain information for each of the six nominees for election as Directors at the Annual Meeting. Each individual has been engaged in his or her principal occupation for at least five years.

Nominees (Term to expire in 2020)

Name, Age, Qualifications and Principal Occupation	Director Since (1)
John R. Clementi (67)
Chief Executive Officer, Longview Development, LLC, a real estate holding, development and management company; prior to October 2010, President of Plastican, Inc., a privately held manufacturer of plastic pails and covers.
Qualifications: Mr. Clementi’s prior experience as president and owner of a privately owned national company employing approximately 900 individuals and operating within the Company’s market area with manufacturing facilities in Massachusetts, Georgia, Texas and Arizona, together with his prior training as an attorney, his familiarity with wealth management principles, his knowledge of the medical and manufacturing industries and his leadership positions held at various community non-profit organizations, enable Mr. Clementi to contribute extensively in multiple aspects of the Board’s oversight and planning functions.
1998

Carole A. Cowan (74) Former community college President; prior to March 2015, President, Middlesex Community College, the largest community college in Massachusetts.	1999
Qualifications: Dr. Cowan’s position as President of a local community college employing over 1,000 individuals, her knowledge of the local markets and her administrative experience, particularly in planning for and responding to rapid changes in personnel and technology, add value to the Board’s decision making process in many key operational areas.

Normand E. Deschene (62)
President and Chief Executive Officer of Wellforce, an integrated health care company serving as the parent of Circle Health, Tufts Medical Center and Hallmark Health and Chief Executive Officer of Circle Health and Lowell General Hospital, an independent, not-for-profit hospital serving the Greater Lowell area in Massachusetts; prior to June 2013, President and Chief Executive Officer, Lowell General Hospital; from July 2011-June 2012, Chair, Massachusetts Hospital Association.

Qualifications: Mr. Deschene’s 39 years of management experience in health care management, including the management of over 12,000 employees, provides him with a depth of skills relating to operational efficiencies, new technologies, business development, marketing, personnel and strategic planning. These skills, along with his deep local and regional community and industry involvement, facilitate Board discussions and the Board’s decision-making process.
2011

John A. Koutsos (56)
President, Alec’s Shoe Store, Inc., a privately held retail store since 1988. From October 2007 to December 2012, Director of the Nashua Bank, a local community bank.

Qualifications:  Mr. Koutsos’s experience as a retail business owner brings additional insight and personal perspective in the commercial banking field, and his experience as a past bank director provides relevant experience and knowledge relating to banking strategies, regulatory requirements, asset management, lending practices and sound banking practices.  Additionally, his commitment to superior customer service, his deep involvement in community and civic organizations, and his familiarity with the Southern New Hampshire market complement and expand the Board’s marketing, sales, business development, operations, and strategic planning functions.
2013

Name, Age, Qualifications and Principal Occupation	Director Since (1)
Joseph C. Lerner (42)
Managing Partner of 819 Energy, LLC, a renewable energy investment firm; prior to October 2016, Co-Founder and Managing Partner of Cycle Power Partners, an energy company investing in operating power and energy infrastructure assets; prior to December 2013, Co-Founder and Managing Director of 819 Capital, LLC; prior to December 2009, Director, Development and Energy Marketing at Invenergy LLC; prior to September 2004, Manager, Project Development at Community Energy, Inc.

Qualifications:   Mr. Lerner’s depth of knowledge with financing, commercial real estate and construction, and investment in energy infrastructure assets, combined with his experience as a business owner and manager, provides him a set of analytical, investment and business skills that will support the Board with its decision making and oversight responsibilities.  Mr. Lerner is committed to the community through his involvement with multiple nonprofit organizations.

2016

Richard W. Main (70)
President of the Company and the Bank; prior to April 2009, also Chief Lending Officer of the Bank; prior to January 2005, President, Chief Operating Officer and Chief Lending Officer of the Bank.
Qualifications: Mr. Main’s depth of knowledge relating to the management of the Company’s commercial lending function and the significance of various changes in the market conditions affecting borrowers and their businesses provide invaluable insight to the Board’s oversight and management of the Company’s credit risk and operations. Mr. Main’s knowledge of banking operations and his past tenure as president, chief operating officer and director of an earlier Greater Lowell-based independent commercial bank prior to joining the Bank also provides valuable industry specific and local community experience and contacts.
1989

(1)
All of the listed Directors are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

For information regarding the remaining members of the Board of Directors, who will continue to serve after the Annual Meeting, see the listing under the heading Continuing Directors on pages 14-18 below.
Recommendation of Directors
The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees named above.

PROPOSAL TWO
APPROVAL AND ADOPTION OF AMENDMENT TO ARTICLES OF ORGANIZATION
General
On January 17, 2017, the Board of Directors adopted a resolution approving and recommending to the stockholders for their approval and adoption, an amendment to the Company’s Restated Articles of Organization to increase the number of shares of Common Stock that the Company is authorized to issue from 20,000,000 shares to 40,000,000 shares.  Of the 20,000,000 shares of Common Stock that the Company currently is authorized to issue, 11,517,490 shares were issued and outstanding on the Record Date.
If the proposed amendment is approved by the stockholders, the Company will be authorized to issue up to 40,000,000 shares of Common Stock and, subject to certain limitations under the Massachusetts Business Corporation Act and the rules of The NASDAQ Stock Market, the Company may issue these additional authorized shares of Common Stock without any further action or approval by the stockholders.  The purpose of the proposed amendment is to provide additional authorized shares of Common Stock for possible use in connection with future financings, investment opportunities, acquisitions, employee stock purchase or other benefit plans, dividend reinvestment plan distributions, other distributions, such as stock dividends or stock splits, or for other corporate purposes. The Company has no specific plans or commitments at this time for the issuance of the additional shares of Common Stock that would be authorized by the proposed amendment, but desires to position itself to do so if and when the need arises or market conditions otherwise warrant.
The issuance of additional authorized shares of Common Stock could be deemed under certain circumstances to have an antitakeover effect, such as if the shares were issued to dilute the equity ownership and corresponding voting power of a stockholder or group of stockholders who may oppose the policies or strategic plan of the Company’s existing management. On this basis, the proposed increase in authorized shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. The Board of Directors has no present intention of issuing any of the additional authorized shares of Common Stock for such purposes.

Recommendation of Directors
The Board of Directors recommends that the stockholders vote FOR Proposal Two.

PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proposal, the Say on Pay Proposal, is intended to give stockholders the opportunity to endorse or not endorse the Company’s compensation program for our most highly compensated executive officers as disclosed in this Proxy Statement by voting for or against the resolution set forth below. Your vote on the Say on Pay Proposal is strictly advisory in nature, and is not binding in any way on the Company, the Board of Directors or the Compensation Committee of the Board of Directors (the “Compensation Committee”). Nonetheless, the Compensation Committee will review the results of the voting, take into account such results when considering future executive compensation arrangements and otherwise making recommendations to the Board of Directors with respect to such matters.

The Company believes that its executive compensation program furthers the interests of its stockholders by providing proper incentives to its senior management to achieve both long-term and short-term goals without taking unnecessary or excessive risks that could threaten the Company’s financial condition or prospects. The objectives and design of the Company's compensation program for the named executive officers listed under "Compensation Discussion and Analysis - Overview", including the different components of compensation and the rationale for each component, are described in detail under the heading “Compensation Discussion and Analysis” at pages 27-33 below.

The company is asking stockholders to vote on the following non-binding resolutions.

RESOLVED, that the stockholders of Enterprise Bancorp, Inc. hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of
Regulation S-K in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders,
including the “Compensation Discussion and Analysis,” compensation-related tables and narrative discussions contained therein.

Recommendation of Directors

The Board of Directors recommends that you vote FOR Proposal Three.

PROPOSAL FOUR

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

This proposal, the Say on Frequency Proposal, is intended to give stockholders the opportunity to inform the Company as to how often you wish the Company to include the Say on Pay Proposal in the Company’s annual proxy statement. As is the case with your vote on the Say on Pay Proposal, your vote on the Say on Frequency Proposal is strictly advisory in nature, and is not binding in any way on the Company, the Board of Directors or the Compensation Committee.  The Compensation Committee will review the results of the voting and take into account such results when determining whether to recommend to the Board of Directors a specified frequency for submitting the Say on Pay Proposal to stockholders.

The Company believes that a frequency of once every three years for the advisory vote on executive compensation is the optimal interval for the Company’s submission of this vote to stockholders.  The Company strives to maintain an appropriate balance between long-term and short-term goals for its senior management.  The Company would be concerned that the submission of the advisory vote on executive compensation to its stockholders more often than once every three years would run the risk of having the vote influenced by short-term market conditions or industry trends, which would be incompatible with the Company's compensation objectives of providing proper incentives to senior management to build long-term shareholder value.

Any stockholder who has a concern about the Company’s executive compensation program during the three-year interval between the advisory votes that it is recommending will always be free to bring any specific concern that the stockholder may have to the attention of the Board of Directors at any time.  For more information on how to communicate with the Board of Directors, please see “Director Nominations and Stockholder Communications” at pages 45-46 below.

The Company is asking stockholders to vote on the following non-binding advisory resolution:

RESOLVED, that the Company shall submit to shareholders the advisory vote on whether to approve the compensation of the Company’s named executive officers once every one year, two years or three years, whichever alternative receives the highest number of votes with respect to this resolution.

Recommendation of Directors

The Board of Directors recommends that you vote FOR once every three years.

PROPOSAL FIVE
ANNUAL EXECUTIVE INCENTIVE PLAN

APPROVAL OF THE COMPANY’S ANNUAL EXECUTIVE INCENTIVE PLAN

Introduction

Last year at the Company’s 2016 annual stockholders’ meeting, the Company’s stockholders approved and adopted the Company’s 2016 Stock Incentive Plan (the “2016 Plan”), which is intended to encourage and enable the officers, employees, non-employee directors and consultants of the Company and the Bank upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. In connection with the Company's 2009 and 2016 Stock Incentive Plans, the Company’s Board of Directors has adopted the Annual Executive Incentive Plan (the “Incentive Plan”), subject to approval and adoption by our stockholders.

The Incentive Plan is designed to serve as an “umbrella” plan that applies to all forms and types of “performance-based compensation” to be paid or granted by the Company, including under the Company's 2009 and 2016 Stock Incentive Plans. Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the principal executive officer and the next three highest paid executive officers, other than the principal financial officer ("Covered Executives"). However, “performance-based compensation,” is excluded from this limit provided the compensation is paid pursuant to a plan that, among other criteria: (1) is approved by the Company's stockholders at least every five years; and (2) does not permit discretion of the administrator to increase the amount of awards to the Covered Employees.

Our Board of Directors believes that the Incentive Plan will advance the interests of the Company and its stockholders by enabling the Company to align the long-term financial incentives of its executive officers with increases in stockholder value. The Board of Directors requests that stockholders approve and adopt the Incentive Plan to provide a framework that is intended to align participants’ incentive compensation with increases in stockholder value and to retain key employees, while assuring that awards from the performance pool to be established each year under the Incentive Plan constitute “performance-based compensation” under Section 162(m) of the Code.

The Company currently uses a number of business criteria in setting performance goals for employee incentive compensation and takes an appropriate tax deduction under Section 162(m) of the Code. The approval of the Incentive Plan, however, would enable the Company to continue to take a tax deduction for incentive compensation that qualifies as "performance-based compensation" under Section 162(m) of the Code and that is payable to a Covered Executive who has reached threshold levels that would trigger the Section 162(m) deduction limits. However, the Company does not believe compensation decisions should be necessarily constrained by how much compensation is deductible for federal income tax purposes. As a result, the Company retains the discretion to authorize compensation that may not be deductible if it believes that they are in the best interests of the Company and our stockholders regardless of whether stockholders approve and adopt the Incentive Plan.

The material features of the Incentive Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the Incentive Plan, a copy of which is attached hereto as [Appendix A].

Summary of the Incentive Plan

Administration

The Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), which consists entirely of independent directors who are “non-employee directors” of the Company as that term is defined under Rule 16b-3 promulgated under the Exchange Act, and “outside directors” of the Company as defined in Section 162(m) of the Code and the regulations promulgated thereunder.

Eligibility

The Incentive Plan defines participants as executive officers and key employees of the Company who are selected each year by the Committee to participate in the Incentive Plan.

Establishment of Performance Criteria

Within the first 90 days of the Company’s fiscal year or the day on which 25% of the Incentive Period (as defined in the Incentive Plan) has elapsed, the Committee will establish a target performance award for each participant and the performance objective or objectives that must be satisfied during the fiscal year. Such performance objectives must be based on the absolute or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) growth in earnings; (ii) growth in pre-tax, pre-provision income; (iii) overall earnings/income level; (iv) operating income; (v) net income (before and after taxes); (vi) EBITDA; (vii) earnings per share; (viii) cash earnings per share; (ix) growth in earnings per share; (x) pre-tax pre-provision income; (xi) operating loss containment; (xii) revenue; (xiii) growth in overall revenue; (xiv) return measures (including, but not limited to, assets, equity, invested capital or sales); (xv) stock price (including, but not limited to, growth measures and total stockholder return); (xvi) operating leverage; (xvii) cash flow (including, but not limited to, operating cash flow and free cash flow); (xviii) credit quality and credit metrics including, but not limited to, net charge offs/average loans and non-performing assets/total assets; (xix) loan loss reserve; (xx) reduction in non-performing assets; (xxi) reduction in criticized or classified assets; (xxii) efficiency ratio; (xxiii) gross margins; (xxiv) capital strength; (xxv) financial or credit ratings; (xxvi) assets under management (AUM) metrics including, but not limited to, net AUM flows and gross AUM flows; (xxvii) balance sheet measures including, but not limited to, loan growth and deposit growth; (xxviii) market to book ratio; (xxix) risk management and regulatory compliance; and (xxx) client services, cross sales, employee engagement and strategic management.

At the end of each fiscal year, the Committee will certify in writing whether the performance objectives have been met. If the performance objectives are met for such fiscal year, the Committee will determine and certify the payout to each participant under the Incentive Plan.

The maximum payment that may be made to any participant under the Incentive Plan with respect to any fiscal year is $1,000,000. A participant whose employment terminates due to death or becoming disabled prior to the last day of the fiscal year may receive an incentive payment as outlined in the respective plan documents. In the event of a “change in control” as defined in the Incentive Plan, the Committee as constituted immediately prior to the change in control will have the sole discretion to determine whether and to what extent the performance objectives have been met for the fiscal year in which the change in control occurs.

Awards may be made in cash, shares or restricted shares of common stock of the Company or options to purchase common stock of the Company, as determined by the Committee. Any share, restricted shares or options awarded under the Incentive Plan will be issued under and governed by the terms of the Company's 2009 or 2016 Stock Incentive Plan, as applicable, or any successor plan.

Compensation paid or awards granted by the Company, including awards granted or paid to a participant under the Incentive Plan, may be subject to a clawback, at the discretion of the Committee, in the event the Company’s financial results are materially restated.

The Committee has the right to amend the Incentive Plan. Any amendment that would (i) change the maximum award that might be payable to any participant or
(ii) establish a performance objective other than the performance objectives described above would be subject to stockholder approval for the awards to participants from the performance pool to constitute “performance-based compensation” under Section 162(m) of the Code and thus be deductible by the Company.

All Covered Executives are eligible for an award under the Incentive Plan for 2017.  If the Incentive Plan is approved by the Company’s stockholders at the Annual Meeting, “performance-based compensation” paid to the Covered Executives will be excluded from Section 162(m) limitations for five years, or until 2022, subject to the satisfaction of other conditions.

The summary above is qualified in its entirety by reference to the Annual Executive Incentive Plan, a copy of which is attached as an annex to the electronic copy of this proxy statement filed with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission’s website at www.sec.gov.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR Proposal Five.

PROPOSAL SIX

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed RSM US LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2017.
While the Company is not required to submit the ratification of the Audit Committee’s appointment of the Company's independent registered public accounting firm to a vote of stockholders, the Board considers the selection of the independent registered public accounting firm to be an important matter and is therefore submitting the selection of RSM US LLP for ratification by stockholders as a matter of good corporate practice.
In the event a majority of the votes cast are against the ratification of the appointment of RSM US LLP, the Audit Committee may consider the vote and the reasons therefore in future decisions on its appointment of the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it is determined that such a change would be in the best interests of the Company.
Representatives of RSM US LLP are expected to attend the Annual Meeting at which time they will have an opportunity to make a statement if they wish to do so and will be available to answer any appropriate questions from stockholders.
On December 9, 2015, as approved by the Audit Committee of the Company, the Audit Committee
engaged RSM US LLP as the Company's independent registered public accounting firm for the Company's 2016 fiscal year, and notified KPMG, LLP of its dismissal as the Company’s independent registered public accounting firm effective upon completion of its audit and issuance of its related reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015.

The audit reports of KPMG on the Company's consolidated financial statements for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2014 and December 31, 2013 and the subsequent interim period from January 1, 2015 through December 9, 2015 (the date of notice of change in principal accountant), there were: (1) no disagreements (as defined in Item 304(a)(1)(iv) of regulation S-K and the related instructions thereto) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in their reports on the Company’s financial statements for such years, and (2) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The following table sets forth the fees paid or accrued by the Company for professional services provided by the Company’s independent registered public accounting firms, RSM US LLP and KPMG LLP.

	2016		2015 (2)
Audit Fees	$319,000	(1)	$554,500
Additional Audit Fees	$130,000	(2)	$0
Audit-Related Fees	$10,000	(2)	$5,000
Tax Related Fees	$33,075	(1)	$35,100
Totals	$492,075		$594,600

(1)	RSM

(2)	KPMG

Audit Fees
Fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements on Form 10-K and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q as filed with the SEC during the year

Additional Audit Fees
Additional audit fees paid or accrued for KPMG LLP for consents related to certain of the Company’s 2016 SEC filings which referenced prior year audited financial statements

Audit-Related Fees
The audit-related fees were billed by KPMG LLP to the Company in both 2016 and 2015 related to the change in independent registered public accounting firms for the 2016 fiscal year.
Tax Fees
Fees billed for tax preparation services performed in each of these two years, by the respective firms.

All Other Fees
No additional fees were paid to RSM US LLP or KPMG LLP in 2016 and 2015.

The Audit Committee must approve in advance any audit or permissible non-audit engagement or relationship between the Company and its independent registered public accounting firm. The Audit Committee has delegated to its chairman this approval authority, subject to the requirement that the chairman report the terms of any such engagement or relationship to the full Audit Committee at its next regularly scheduled meeting. All of the services described above, including those described under the headings, “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were provided in conformance with such pre-approval requirements. The Audit Committee has determined that providing the services described above under the headings “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” is compatible with maintaining the independence of RSM US LLP and KPMG LLP.

Recommendation of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal Six.

BOARD OF DIRECTORS

In addition to the nominees for election to the Board of Directors set forth under "Proposal One - Election of Class of Directors" above, the Board of Directors is comprised of the individuals listed below whose terms expire at the annual meetings of the Company’s stockholders in 2018 and 2019. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Continuing Directors

(Term to expire in 2018)

Name, Age, Qualifications and Principal Occupation	Director Since (1)
Gino J. Baroni (60)
Owner and Managing Principal, Trident Project Advisors and Development Group, project advisors to public and private entities in capital improvement projects and real estate development. Owner of commercial, residential and tax-credit projects.

Qualifications: Mr. Baroni’s depth of experience in project management, construction management and  real estate development, including his experience as an executive officer within large companies and his familiarity with finance, risk management, contract negotiations and internal controls, provides an enhanced level of expertise and depth of experience to the Board in multiple strategic areas, such as commercial and construction lending, geographic expansion and business development. Mr. Baroni also adds value to the Board by bringing local knowledge to the Board through his service on various civic boards representing several communities that are served by the Bank.
2010

John P. Clancy, Jr. (59)
Chief Executive Officer of the Company and the Bank; prior to 2007, Executive Vice President and Chief Operating Officer of the Bank; prior to 2004, President of the Company; prior to 2002, Executive Vice President, Treasurer, Chief Financial Officer and Chief Investment Officer of the Bank.
Qualifications: Mr. Clancy’s bank-related experience in finance, investment, strategy, management and operations provides invaluable insight to the Board’s oversight of operations and its strategic planning function. His prior experience serving as Chief Financial Officer, Chief Investment Officer and Chief Operating Officer of the Company and the Bank provides a skill set that is extremely valuable within the context of the Board’s decision-making process. Mr. Clancy’s past tenure as Chief Financial Officer of an earlier Greater Lowell-based independent commercial bank prior to joining the Bank also provides valuable industry specific and local community experience and contacts.
2003

James F. Conway III (64)
Former Executive Vice President of RR Donnelley; prior to December 2016, Executive Vice President of RR Donnelley, a publicly held integrated communication service company providing print, digital and supply chain solutions. Since May 2015, Vice Chairman and Lead Director of the Company and the Bank; prior to June 2015, President, Chief Executive Officer and Chairman, Courier Corporation, a publicly held company specializing in the publishing, printing and sale of books.
Qualifications: With over 21 years' experience as the chairman and chief executive officer of a growing publicly traded company that employed approximately 1,500 individuals, Mr. Conway’s financial expertise, SEC reporting experience and knowledge of the public markets add great depth to the Board’s understanding of current market trends and management of risk. Mr. Conway possesses the qualifications necessary to be designated a “financial expert” under applicable SEC rules.
1989

Name, Age, Qualifications and Principal Occupation	Director Since (1)
John T. Grady, Jr. (69) Senior Advisor, Moelis & Company, a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors; prior to November 2016 director of Bank of Cape Cod and its publicly traded holding company, New England Bancorp, Inc.	2013
Qualifications: Mr. Grady’s experience in financial services in senior positions across investment management, private wealth management and banking, his leadership positions held at various community non-profit organizations, as well as his long-term connections within the New England business community add value to the Company’s wealth management, decision-making and strategic planning processes.  Mr. Grady’s deep knowledge of the financial services industry and experience serving on boards of financial institutions provides him with insights into the challenges and opportunities that are faced by community banks.

Mary Jane King (63)
Since 1984, President, Conway Management Company, a private consulting company that helps Fortune 500 and mid-size companies improve quality and productivity, decrease costs and increase customer satisfaction by educating leaders in Business Process Improvement.

Qualifications: Ms. King’s experience with business leadership, process improvement, strategic planning, financial analysis and auditing, her leadership involvement in the community, as well as her knowledge of the greater Nashua Community will both add value to the Board and provide enhanced community relations as we expand in our Southern New Hampshire markets. Ms. King’s experience will strengthen the Board’s oversight of internal controls, operational processes and strategic planning and will provide additional familiarity with the Southern New Hampshire markets that we serve.

2014

Shelagh E. Mahoney (51)
Owner and Chief Executive Officer, Eastern Salt Company, Inc., Eastern Minerals, Inc., including the subsidiaries of;  Atlantic Salt, Inc., Eastern Minerals, Inc., Flagship Package Products, LLC, Granite State Minerals, Inc., Oceanport LLC and Rock Chapel Marine LLC, all of which are road salt import, temporary storage and distribution companies serving the East Coast of the United States.

Qualifications: Ms. Mahoney’s experience with owning and managing a large distribution company, along with over 30 years of experience in the salt industry, involvement in international distribution and trade, financial analysis, complex borrowings negotiations and experience serving on other boards, provides experience in lending covenants and compliance, financial controls, accounting, leadership, economic analysis, strategic planning and complex negotiations. Additionally, her deep commitment to supporting the local nonprofit community and her familiarity with the Greater Lowell area align with the culture of the bank and will enhance the Board's oversight and decision making process relating to business development, operations and strategic planning.

2017

Continuing Directors (Term to expire in 2019)

Name, Age and Principal Occupation	Director Since (1)
George L. Duncan (76)
Executive Chairman of the Company and the Bank since their inception; prior to 2007, also Chief Executive Officer of the Company and the Bank.

Qualifications: Mr. Duncan’s fifty plus years of experience with financial institutions and commercial lending provides the Board with expansive knowledge relating to credit risk, loan portfolio management and bank management in varying market conditions. Mr. Duncan’s role as Chairman and past Chief Executive Officer of the Company, along with his past tenure as chief executive officer of an earlier Greater Lowell-based independent commercial bank prior to his founding of the Bank and leadership positions at many local, community non-profit organizations, also provide valuable industry specific and local community experience, market knowledge and contacts.
1988

Eric W. Hanson (73) Chairman of the Board and Chief Financial Officer of Klin Groupe, LLC, a privately held distributor of imported Russian vodka; since May 2013, Assistant Secretary of the Company and the Bank. Qualifications: Mr. Hanson’s ownership and management of a major regional distributor and familiarity with local businesses, individuals, market trends and conditions adds value to the Board by providing a substantial depth of general business knowledge, particularly related to retail businesses, and extensive local community experience and contacts.	1991

Jacqueline F. Moloney (63)
Chancellor, University of Massachusetts - Lowell, the third largest state educational institution in Massachusetts. Prior to August 2015, Executive Vice Chancellor, University of Massachusetts - Lowell.
Qualifications: Dr. Moloney’s experience with leadership, budgeting, strategic planning, technology and innovation adds value to the operating committees of the Board and enhances the Board’s overall understanding of the Bank’s operating environment and internal control structure. Dr. Moloney has served on numerous civic boards throughout the Merrimack Valley and provides valuable knowledge and insight to the Board on emerging industries and business trends within the Bank’s market area, as well as local developments affecting the Greater Lowell community.
2010

Luis M. Pedroso (57) Since 2003, Co-Founder, President and Chief Executive Officer of Accutronics, Inc., a privately held electronic contract manufacturing facility.

Qualifications:  Mr. Pedroso’s experience as a business owner of a manufacturing facility provides him with a unique understanding of business operations, finances, employment matters, strategic planning and leadership development.  The philanthropic efforts of Mr. Pedroso, his commitment and involvement in community and civic organizations, his familiarity with the Greater Lowell region, and his active participation in the mentoring and development of young leaders strengthen the Board’s commitment to customer service, strategic planning, financial knowledge, leadership development and operations at the Company.

2014

Name, Age and Principal Occupation	Director Since (1)
Michael T. Putziger (71)
Chairman of WinnCompanies, a private real estate company that develops, acquires and manages multi-family and mixed income properties nationwide; Of Counsel to Murtha Cullina, LLP, a law firm that provides legal services to businesses, governmental units, non-profit organizations and individuals; Chairman of the Board of Directors of Bank of Florida Corporation, a publicly held company that formerly operated as a multi-bank holding company; prior to August 2012, member of the Board of Directors of New Hampshire Thrift Bancshares, the publicly held parent company of Lake Sunapee Bank, a federally chartered savings bank.
Qualifications: Mr. Putziger’s legal experience and familiarity with commercial real estate development, financial institutions, banking industry trends and public markets provide value to all aspects of the Board’s decision-making process. Mr. Putziger’s service as chairman of a publicly traded, multi-bank holding company and as a director of a publicly traded thrift holding company and its subsidiary federal savings bank also provides him with substantial experience in the banking and thrift industries and with respect to relevant industry activities and challenges. This experience has been of value to the Board in, among other areas, its oversight of the Company’s wealth management services and its consideration of various capital raising alternatives for the Company. Mr. Putziger possesses the qualifications necessary to be designated an “Audit Committee financial expert” under applicable SEC rules.
2008

Carol L. Reid (69)
Former Financial Executive; prior to September 2005, Vice President, Corporate Controller and Chief Accounting Officer of Avid Technology, Inc., a publicly held company specializing in digital media creation tools for film, audio, animation, games and broadcast.

Qualifications: Ms. Reid’s past role as a corporate controller of an international public company benefits the Board in its oversight of the Company’s risk management program, internal control structure and financial reporting process. Ms. Reid possesses the qualifications necessary to be designated an “Audit Committee financial expert” under applicable SEC rules, and she has been designated as such for purposes of her membership on the Audit Committee.
2006

Michael A. Spinelli (84) Founder, Global Tourism Solutions, an international tourism consulting firm for emerging nations; Secretary of the Company and the Bank. Qualifications: Mr. Spinelli adds value to the Board through his experience as a business owner of multiple companies, including a company providing services to over 2,000 travel agencies, his experience in independent investment portfolio management, his knowledge of international markets and his general marketing and financial acumen.	1988

(1)
All of the listed Directors are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

Independence of Board of Directors

The Board of Directors has determined that Directors Baroni, Clementi, Conway, Cowan, Grady, Hanson, King, Koutsos, Lerner, Mahoney, Moloney, Pedroso, Putziger, Reid and Spinelli were “independent” of the Company’s management as of the date of this Proxy Statement, on the basis of the independence standards contained in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, except for Messrs. Duncan, Main and Clancy, who are all current employees of the Company, and Mr. Deschene as further described below.
In determining the independence of Mr. Deschene, the Board considered the cross-representation of Directors who serve on both the board of Mr. Deschene’s employer, Circle Health, and the Company. Mr. Clancy currently serves on the board of directors of Circle Health which is responsible for approving the compensation for Mr. Deschene. Primarily due to this cross representation, Mr. Deschene has not been deemed independent.

Board Leadership Structure and the Board’s Role in Risk Oversight

Mr. Duncan, who through December 31, 2006 served as the Company’s Chief Executive Officer, serves as the Executive Chairman of the Board and Mr. Clancy serves as the Chief Executive Officer of the Company. The Board has implemented this structure in order to enhance succession planning for Company management while recognizing the individual roles and responsibilities of the Chief Executive Officer and Executive Chairman and taking into consideration the size, growth potential and complexity of the Company’s operations.

The Board of Directors annually appoints a Chairman, Vice Chairman, Secretary and Assistant Secretary. These Board offices are currently held by Mr. Duncan as Chairman, Mr. Conway as Vice Chairman, Mr. Spinelli as Secretary and Mr. Hanson as Assistant Secretary. The Board of Directors also appoints an independent Lead Director. As Lead Director, Mr. Conway presides over executive sessions of independent Directors. In addition to these offices, the Board of Directors maintains active committees to which specific risk oversight responsibilities have been delegated by the Board. Chairpersons and committee members are elected each year to a one-year term.

Regular meetings of the Board and its committees are held to review strategy, policy and results of operations, including discussions of risk. The frequency of meetings is determined by, among other things, strategy, operations and the number and significance of risk matters that are discussed at either the Board or committee meetings. Each committee chairperson is provided an opportunity to present a report to the full Board at each regularly scheduled Board meeting and is required to provide a full report of past accomplishments and future strategies to the full Board on an annual basis.

The Board of Directors is responsible for oversight of the Company’s risk management. The Chief Executive Officer, the Company’s Executive Vice President-Chief Risk Officer and other members of senior management provide regular reports to the Board on the Company’s management of risk. Additionally, on a semi-annual basis, the Company’s Chief Risk Officer reported to the Board of Directors on the effectiveness of the Company’s risk management program.

Meetings of Board of Directors and Committees

There were nine meetings of the Board of Directors during December 31, 2016. During such period, each Director, attended more than 75% in the aggregate of the total number of meetings of the Board of Directors and of each of the committees of the Board of Directors on which he or she served.

A description of the functions and responsibilities of each committee of the Board of Directors is set forth below.

Audit Committee. The Audit Committee consists solely of independent Directors and assists the Board in its general oversight of our financial reporting, financial risk assessment, internal controls, and audit functions, and is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm and the Company’s Director of Internal Audit. The Audit Committee meets quarterly with RSM US LLP and management to review our interim financial results, and to discuss various topics and events that may have significant financial impact, before the publication of quarterly earnings news releases. Among other responsibilities, the Audit Committee also monitors: the adequacy of internal controls relating to financial reporting, compliance by the Company with commercial and consumer legal and regulatory requirements, compliance with and adequacy of fair lending and community reinvestment activities, management of relationships with third party service providers, the qualifications and independence of the Company’s independent registered public accounting firm, performance of the Company’s Internal Audit Director and independent registered public accounting firm, the business conduct and ethical standards of the Company, and the treatment of complaints received by management regarding accounting, internal accounting controls, or auditing matters. The Board of Directors has determined that Carol Reid, who is one of the seven independent Directors serving on the Audit Committee, qualifies to serve as an Audit Committee Financial Expert (as such term is defined under applicable SEC rules). A list of the Audit Committee members and a copy of the Audit Committee's Charter can be found on the Company's website (www.enterprisebanking.com).

In determining the independence of the Audit Committee members, the Board of Directors has used, as required for a company with shares listed on the NASDAQ Global Market, the definition of independence contained in Section 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market as well as the additional independence requirements contained in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) of the SEC, and has applied such definition and additional criteria consistently to all members of the Audit Committee.

Compensation Committee. The Compensation Committee consists solely of independent Directors and is responsible for establishing the Company’s compensation philosophy and executive compensation standards, performing the annual Chairman evaluation and recommending executive compensation, any employment agreements and Director compensation to the Board for approval.  The committee is also responsible for overseeing the administration of the Company’s employee benefit, incentive and compensation programs, determining the effectiveness of the Company's compensation-related risk management practices, and reviewing and approving the Chief Executive Officer succession plan, and recommending such plan to the Board of Directors for approval. The Compensation Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com). See “Compensation Committee Matters” for further information on the Compensation Committee.

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee consists solely of independent Directors and is responsible for establishing effective governance controls and procedures for the Company and its Directors. The committee’s specific responsibilities include recommending to the Board its determination of the independence of each Director, the composition of each Board committee, nominees for each Board committee chairperson, the Company’s response to any stockholder proposals, nominees for election to the Board of Directors, and the appointment of Board officers. The committee is also responsible for monitoring the effectiveness and performance of the Board and its various committees. The committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com).

Banking Technology Steering Committee (“BTSC”). BTSC is responsible for overseeing the information security program, project management, the protection of customer data, responses to breaches of customer data, and other technology, information security and cyber security related functions of the Bank. In addition, the committee reviews the adequacy of the Company’s business continuity and disaster recovery plans and the deployment of new technologies with particular attention to operational risk management, and determines the appropriateness of acceptable operating risks that have been identified by management. The committee monitors the results of third party testing and risk assessments as part of the Company’s ongoing efforts to maintain a secure operating environment.

Enterprise Wealth Management Committee (“EWMC”). EWMC is responsible for overseeing that prudent care and discretion are followed in the investment and fiduciary oversight of client assets to properly manage and report client and Bank market risk exposures. The committee is responsible for approving general investment standards and the selection of independent investment advisors and for monitoring investment, advisor and portfolio performance. The committee will periodically review management’s strategic planning initiatives and direction for the wealth management services provided under the Enterprise Wealth Management label and is also responsible for the oversight of the sale of non-deposit investment (i.e., brokerage) products through Enterprise Investment Services using an independent third-party broker.

Loan Committee. The Loan Committee reviews information and reports relating to the composition, status, delinquency and classification of consumer, construction and commercial loans within the Bank’s loan portfolio as well as any non-performing and past due loans and/or OREO assets (i.e., foreclosed property held by the Bank). The committee also reviews certain larger construction lending projects and relationships and reviews stress testing to determine potential risk exposure(s) related to the commercial real estate portion of the loan portfolio. The overall mission of the committee is to monitor the trends in asset and credit quality of the Bank’s loan portfolio as well as various other internal and external factors and controls that may impact loan quality, concentration risk and overall credit risk exposure. In addition to these duties, the committee is responsible for reviewing the results of third party loan review and stress testing engagements, monitoring non-performing past due loans and the adequacy of the allowance for loan losses, including the methodology applied to calculate the level of the allowance for loan losses. The committee not only identifies and informs the Board of any unfavorable trends that it may detect in the Bank’s loan portfolio, but also recommends actions that may be taken to mitigate portfolio risk reviewing and approving charge-offs. The committee regularly reviews and makes recommendations on the allowance for loan losses. The Loan Committee is responsible for approving and/or ratifying loans above certain limits and overseeing the credit quality of the loan portfolio.

Strategic Planning Committee. The Strategic Planning Committee oversees strategic planning activities in the areas of: geographic branch expansion, opportunities to diversify revenue streams, the potential acquisition of expansion of business lines, and the critical analysis of existing business lines. Working with management, outside consultants and banking industry experts, the committee assesses market and industry conditions in an effort to identify future opportunities, risks, necessary evolution and changes for the Company and the Bank. The committee is also responsible for coordinating an annual board strategic planning session and for setting the general strategic direction and focus of the Company.

The following table provides 2016 membership by current Directors and meeting information for each of the standing committees of the Board of Directors (The Audit Committee, Compensation Committee, Corporate Governance/Nominating Committee and the Strategic Planning Committee meetings are joint meetings of the Bank and the Company):

	Audit	Compensation	Corporate Governance Nominating	Banking Technology Steering	Enterprise Wealth Management (1)	Loan	Strategic Planning
Baroni	X			X		X**
Clancy					X	X	X
Clementi		X	X*		X
Conway		X*	X			X	X
Cowan	X	X		X*
Deschene				X		X	X*
Duncan					X	X	X
Grady					X*
Hanson		X	X			X
King	X			X			X
Koutsos		X			X	X
A. Lerner (2)		X	X*		X
J. Lerner (3)	X			X
Main					X	X*	X
Moloney	X		X				X
Pedroso	X			X	X
Putziger					X**	X	X
Reid	X*		X	X
Spinelli				X	X
Total Meetings Held in 2016	9	6	5	3	4	6	3

*indicates Committee Chairperson
**indicates Committee Vice Chairperson

1.	Enterprise Investment Advisors Committee changed their name to Enterprise Wealth Management Committee effective April 19, 2016.

2.	Arnold Lerner retired from the Board effective January 19, 2016.

3.	Joseph Lerner was elected to the Board on January 19, 2016.

Board Attendance at Annual Meetings

Directors are required to attend the Company's annual meeting of stockholders. Absences will be allowed for serious personal or business obligations that cannot be rescheduled. All of the Directors who were serving in 2016 attended the 2016 annual meeting.

DIRECTOR COMPENSATION
All members of the Board of Directors are Directors of the Company and of the Bank. Effective March 15, 2016, non-employee Directors were paid $750 for attendance at each of the Board of Directors meetings, excluding the Board’s annual strategic meeting, for which they were paid $1,000. Prior to March 15, 2016, non-employee Directors were paid $350 for attendance at the January Board of Directors meeting. Non-employee Directors also receive fees for attendance at committee meetings as detailed in the following table:

Committee	Committee Member Meeting Fee (prior to March 15, 2016)	Committee Member Meeting Fee (effective March 15, 2016)
Audit Committee	$450	$700
Compensation and Corporate Governance/Nominating Committees	$350	$600
Banking Technology Steering, Enterprise Wealth Management, Loan and Strategic Planning Committees	$350	$500
Executive Committee	$450	n/a
Asset - Liability and Marketing and Business Development Committees	$350	n/a

In addition to these per meeting fees, in 2016, non-employee Directors were also paid annual retainers for their membership on the Board of Directors and for their additional services in various Board-related and other corporate capacities as detailed in the following table:

Annual Retainer
Board of Directors	$25,703 (1)
Lead Director	$7,000
Executive Committee members (dissolved effective 3/1/2016)	$400
Audit Committee Chairperson	$7,500
Asset-Liability Committee Chairperson (dissolved effective 3/1/2016)	$1,000
Compensation Committee Chairperson	$6,000
Corporate Governance/ Nominating Committee Chairperson	$5,500
Corporate Governance/ Nominating Committee Vice-Chairperson (currently no Vice-Chairperson)	$500
Banking Technology Steering Committee Chairperson	$6,000
Enterprise Investment Advisors Committee Chairperson	$6,000
Enterprise Wealth Management Committee Vice-Chairperson	$2,500
Loan Committee Chairperson	$1,000
Loan Committee Vice-Chairperson	$2,500
Loan Committee members	$2,000
Marketing and Business Development Committee Chairperson (dissolved effective 3/1/2016)	$1,000
Strategic Planning Committee Chairperson	$6,000
Secretary	$500

Cash retainers for membership on the Board of Directors, Loan Committee and the Executive Committee were paid in equal monthly installments for each member. All other cash retainers were paid in equal quarterly installments.

1.
This amount reflects the annual cash retainer and awards of 9,060 shares of restricted stock with a grant date value of $13,203 per non-employee Director. The shares of restricted stock generally vest over a two-year period.

Directors who are also full-time salaried officers of the Bank are not paid for attending Board of Directors or committee meetings in 2016 and do not receive retainers of any kind for their services in any capacity as Directors.

For the year 2016, non-employee Directors had the option to make an irrevocable election (by December 31, 2015) to receive shares of Common Stock in lieu of receiving all or a portion of cash fees. The number of shares issued to non-employee Directors pursuant to this election was based on the closing price of the Common Stock on the NASDAQ Global Market on January 4, 2016. For the year 2016, the Company issued a total of 12,992 shares of Common Stock to ten non-employee Directors at a per share issuance price of $22.04. These shares were issued in January 2017. For the year 2017, non-employee Directors have the same option to receive shares of Common Stock in lieu of cash fees at a per share issuance price of $38.39, which reflects the value of the Common Stock on January 3, 2017, based on the closing price of the Common Stock on the NASDAQ Global Market on that date.
The Company believes that giving non-employee Directors the option to receive stock in lieu of cash fees and granting to them restricted stock awards with vesting requirements further aligns such Directors’ interests with those of the Company’s stockholders.

The following table details the total compensation paid to each non-employee Director for the year ended December 31, 2016.

Name	Fees earned or paid in cash or stock ($) (1)	Stock Awards ($) (2) (3)	Total ($)
Gino J. Baroni	$37,100	$13,203	$50,303
John R. Clementi	$33,950	$13,203	$47,153
James F. Conway, III	$47,050	$13,203	$60,253
Carole A. Cowan	$38,700	$13,203	$51,903
Normand E. Deschene	$34,200	$13,203	$47,403
John T. Grady, Jr.	$28,200	$13,203	$41,403
Eric W. Hanson	$29,900	$13,203	$43,103
Mary Jane King	$29,050	$13,203	$42,253
John A. Koutsos	$31,050	$13,203	$44,253
Arnold S. Lerner (4)	$2,500	$—	$2,500
Joseph C. Lerner	$30,450	$13,203	$43,653
Jacqueline F. Moloney	$30,750	$13,203	$43,953
Luis Pedroso	$30,000	$13,203	$43,203
Michael T. Putziger	$34,350	$13,203	$47,553
Carol L. Reid	$38,700	$13,203	$51,903
Michael A. Spinelli	$25,100	$13,203	$38,303

(1)
All non-employee Directors, excluding Messrs. Grady, Arnold Lerner, Joseph Lerner, Spinelli, and Ms. King and Ms. Reid, elected to receive all or a portion of their 2016 Directors fees in the form of shares of Common Stock, which were issued in January 2017. The value of the restricted stock awards is based on the fair market value of the Common Stock on the date of grant, which was March 15, 2016. The fair market value was calculated as the closing price of the Common Stock on the NASDAQ Global Market on the date of grant, which was $21.86 per share.

(2)	None of the above listed non-employee Directors held any outstanding stock options as of December 31, 2016.

(3)
As of December 31, 2016, each of the above listed non-employee Directors, excluding Arnold Lerner, had 818 shares of unvested restricted stock. As of December 31, 2016, Arnold Lerner had 604 shares of unvested restricted stock. All of Arnold Lerner’s unvested restricted stock, 650 shares, became fully vested as of March 15, 2016.

(4)	Arnold Lerner retired from the Board of Directors in January 2016.

INFORMATION REGARDING EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES
Set forth below is certain information regarding the executive officers of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information is provided elsewhere in this Proxy Statement. Each individual named below has held their position for at least five years, except as otherwise indicated.

Name	Age	Position
Brian H. Bullock	59	Executive Vice President and Chief Commercial Lending Officer of the Bank; prior to April 2009, Senior Vice President and Chief Commercial Lender of the Bank
Brian M. Collins	40
Executive Vice President and Director of Operations of the Bank; prior to March 2017, Senior Vice President and Director of Operations; prior to March 2014, Senior Vice President, eBanking & Payment Services Director; prior to March 2011, Vice President and Senior Customer Services Manager

Susan Covey	55	Executive Vice President and Branch Administration Director of the Bank; prior to March 2016, Senior Vice President and Branch Administration Director
Ryan C. Dunn	42
Executive Vice President and Regional Commercial Lending Manager of the Bank; prior to March 2017, Senior Vice President and Regional Commercial Lending Manager; prior to March 2009, Vice President and Senior Commercial Lending Officer

Jamie L. Gabriel	39
Executive Vice President and Chief Human Resources Officer of the Bank; prior to March 2017, Senior Vice President and Chief Human Resources Officer; prior to March 2014, Senior Vice President, Human Resources Director; prior to December 2011, Vice President and Senior Human Resources Manager

Michael J. Gallagher	53
Executive Vice President and Chief Risk Officer of the Bank; prior to March 2015, Senior Vice President and Chief Risk Officer of the Bank; prior to March 2014, Senior Vice President and Risk Management Director

Marlene P. Hoyt	62	Executive Vice President and Construction Lending Director of the Bank; prior to March 2016, Senior Vice President and Construction Lending Manager of the Bank
Stephen J. Irish	62	Executive Vice President and Chief Operating Officer of the Bank; prior to April 2009, Executive Vice President and Chief Information Officer of the Bank
Steven R. Larochelle	53	Executive Vice President and Chief Banking Officer of the Bank; prior to April 2009, Senior Vice President and Chief Commercial Real Estate Lender of the Bank
James A. Marcotte	60	Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank
Peter J. Rayno	56	Executive Vice President and New Hampshire Community Banking and Lending Director of the Bank; prior to March 2015, Senior Vice President and Regional Commercial Lending Manager of the Bank
Diane J. Silva	59	Executive Vice President and Chief Mortgage and Consumer Lending Officer of the Bank; prior to March 2011, Senior Vice President and Mortgage Lending Director of the Bank
Chester J. Szablak, Jr.	59
Executive Vice President and Chief Sales, Community and Customer Relationship Officer of the Bank; prior to March 2017, Executive Vice President and Chief Sales and Marketing Officer of the Bank; prior to March 2009, Senior Vice President and Chief Sales and Marketing Officer of the Bank

COMPENSATION DISCUSSION AND ANALYSIS
You should read this section of the Proxy Statement in conjunction with the advisory vote that we are conducting on the compensation of our Named Executive Officers (as defined below) (see Proposal 3 - Advisory Vote on Executive Compensation). This Compensation Discussion and Analysis (“CD&A”) contains information that is important to your voting decision.

Overview
This section details the Company’s executive compensation philosophy and contains a discussion of each material element of the Company’s executive officer compensation program as it relates to the following “named executive officers” (the “Named Executive Officers”) whose compensation information is detailed below:
George L. Duncan    Executive Chairman
John P. Clancy, Jr.    Chief Executive Officer
Richard W. Main    President
James A. Marcotte    Chief Financial Officer and Treasurer
Stephen J. Irish        Chief Operating Officer

Executive Compensation Philosophy and Objectives
The Company’s executive compensation program is designed to attract, motivate, and retain highly qualified executive officers, who are vital to achieving the financial goals set by the Board of Directors and enhancing long-term value for stockholders, while operating the Company in a safe and sound manner. The Company’s executive compensation philosophy provides that total annual compensation levels should:

(1) reflect compensation levels of those found in other banking organizations of comparable asset size and performance;
(2) reflect individual responsibilities, contribution, leadership, experience, skill set and performance; and
(3) provide incentive to achieve business and financial objectives within reasonable risk parameters.

The Company at least annually assesses total compensation paid to its executive officers. As part of this process, the Compensation Committee assesses and evaluates the elements of total compensation listed below under the 2016 Executive Compensation Program paid to executive officers, including the Named Executive Officers, as a group and individually.

Compensation Committee and Independent Consultant Roles

Consistent with this philosophy, the Compensation Committee regularly obtains information regarding compensation levels in the Company’s industry through various sources, including compensation surveys conducted by banking industry associations and independent compensation consultants. The Compensation Committee also reviews the responsibilities and performance of the Company’s executive officers. Elements of compensation are established with the goal of incentivizing and rewarding the executive officers for individual performance and organizational short- and long-term goals.

Under the Compensation Committee Charter, the Compensation Committee follows the process outlined under the “Role of the Compensation Committee” as described further under Compensation Committee Matters on page 34-35 below.

The Compensation Committee annually engages a compensation consulting firm to review the elements of the Company’s executive compensation and to provide comparative market information on total executive compensation including base salary, incentive cash compensation, and equity compensation for the Compensation Committee’s review. The Company engaged McLagan, an Aon Hewitt Company (“McLagan”), to conduct a comparative market review of the Company’s executive compensation programs for 2016. The scope of this comparative market review included, in addition to survey data, the development of a peer group of publicly traded banks within the Northeast region of the United States, excluding New York City metro area, with similar asset size and performance results to the Company and with lending balances substantially consisting of commercial loans. At the time the peer group was selected, the Company was positioned at approximately 50% of the peer group in terms of total assets, with asset size ranging from $1.2 billion to under $5 billion. The information was not gathered to benchmark executive compensation to particular levels within the peer and survey group, rather, it was reviewed to assess the competitiveness of total executive compensation.

The Compensation Committee selected the following peer group:

Century Bancorp, Inc.	Bryn Mawr Bank Corp.
Washington Trust Bancorp, Inc.	Bar Harbor Bankshares
Meridian Bancorp, Inc.	SI Financial Group Inc.
OceanFirst Financial Corp.	Chemung Financial Corporation
Camden National Corporation	Hingham Institution for Savings
First of Long Island Corp.	Lake Sunapee Bank Grp
First Connecticut Bancorp, Inc.	Citizens & Northern Corp.
Peapack-Gladstone Financial	BSB Bancorp Inc.
Merchants Bancshares, Inc.	Penns Woods Bancorp Inc.
Financial Institutions, Inc.	Corodus Valley Bancorp. Inc.
Univest Corp. of Pennsylvania	Western New England Bancorp

Compensation Elements and Rationale
Executive compensation may include the following components in addition to an executive’s base salary: incentive cash compensation, equity awards, supplemental retirement benefit, supplemental life insurance benefit, income protection following a termination of employment under various circumstances, including following a change in control of the Company, and automobiles and club memberships for business development purposes. Each of these components is reviewed, both separately and from a total compensation perspective, and approved by the Compensation Committee and the independent members of the Board of Directors on at least an annual basis. The Company believes that by using a combination of these elements it is best able to find an effective balance in motivating each executive to achieve long-term and short-term goals without taking unnecessary or excessive risks that could threaten the Company’s financial condition or prospects, thereby enhancing long-term stockholder value. In establishing the components of compensation for each individual executive officer, the Compensation Committee considers the performance and responsibilities of the individual, the executive’s designation or role within the Company, the cost to the Company of the various components of compensation to be provided, and the support received from stockholders in 2014 on the “Say on Pay” advisory vote.

In determining the Named Executive Officers’ total 2016 compensation (including base salary, incentive cash compensation, equity compensation, supplemental retirement benefits and perquisites), the Compensation Committee considered the support received from the Company’s stockholders in 2014 on the “Say on Pay” advisory vote. Accordingly, the Compensation Committee did not change its approach in 2016 and applied rationale similar to that used in the prior year. The Compensation Committee will continue to consider the outcome of the Company’s “Say on Pay” vote when making future compensation decisions for the Named Executive Officers.
As noted on pages 10-12, in 2017, the Company, subject to stockholder approval, is implementing an Annual Executive Incentive Plan that is the overarching plan document for Incentive Compensation (cash) and Long Term Compensation (equity).
2016 Executive Compensation Program
Base Salary
Based upon the comprehensive reviews and comparative assessments performed by McLagan and various other factors, including a review of each executive’s responsibilities, experience in his role, leadership, contributions, overall performance, and a review of the various components of compensation provided to the individual executive, the Compensation Committee determined that the 2016 base salaries for Messrs. Duncan, Main, Clancy, Marcotte, and Irish would increase from 2015 levels, in part, to maintain alignment with the competitive range of base salaries for their positions found in the peer group. The base salary increases for 2016 were as follows: Mr. Marcotte from $231,336 to $246,373, Mr. Irish from $231,336 to $246,373, Mr. Main from $300,000 to $309,000, Mr. Duncan from $400,000 to $412,000, and Mr. Clancy from $475,000 to $489,250.

For 2017, the Compensation Committee reviewed the various components of the compensation provided to each executive, assessed each executive’s responsibilities, leadership, overall performance, and contributions, and reviewed the comparative assessment provided by McLagan, an Aon Hewitt Company. The Compensation Committee determined that the base salaries for Messrs. Duncan, Main, and Clancy, would remain unchanged for 2017, as the Company determined that an increase in their total incentive compensation opportunity would be the focus for 2017.  The Compensation Committee determined that the base salaries for Marcotte and Irish would increase from 2016 levels, in part, to maintain alignment with the competitive range of base salaries for their positions found in the above peer group. The base salary increases for 2017 are as follows: Mr. Marcotte from $246,373 to $258,692 and Mr. Irish from $246,343 to $258,692.

Incentive Compensation (Cash)
The terms of incentive cash compensation for executive officers are established by the Compensation Committee, subject to approval by the independent members of the Board of Directors, on an annual basis. Certain senior officers, including the Named Executive Officers, are eligible for incentive cash compensation through the Company’s Variable Compensation Incentive Plan. Payments for executives under the Variable Compensation Incentive Plan for 2016 were determined by various weighted elements of the Company’s short- and long-term performance, including net income, deposit growth, loan growth, loan quality, and non-interest revenue. Additionally, to focus executives on managing salary and benefits expense, the Plan included a multiplier for executives that reduced or increased their overall payout based on performance compared to specific targets for this area. Target incentive payout percentages for Messrs. Duncan and Main were 40% and for Mr. Clancy 45% of their actual base compensation earned in the plan year and the target payout percentages for Messrs. Marcotte and Irish were 32.5%. Performance factors and their relative weighting as well as the performance for each factor under the plan are shown in the table below.

Performance Factor	Weight	Threshold		Target				Stretch	Level for 2016	Weighted Results
		0.5	0.75	1	1.25	1.5	1.75	2
Net Income	50%	$16.667M	$17.417M	$18.167M	$18.917M	$19.667M	$20.417M	$21.167M	1.00	0.5000
Deposit Growth	15%	$0	$18.875M	$37.75M	$49.25M	$60.75M	$72.25M	$83.75M	1.25	0.1875
Loan Growth	15%	$80.0M	$133.0M	$186.0M	$218.0M	$250.0M	$281.0M	$313.0M	0.75	0.1125
Loan Quality	10%	$4.9M	$4.900M	$3.40M	$2.65M	$1.90M	$1.149M	$399K	1.00	0.1000
Non-interest Revenue	10%	$12.000M	$12.022M	$13.222M	$13.822M	$14.422M	$15.022M	$15.622M	0.75	0.0750
Overall Result Payable to Target: 0.9750
Salaries and benefits expense were in the targeted range and did not impact the overall results
In 2016, the Compensation Committee approved payouts under the 2016 Variable Compensation Incentive Plan for the Named Executive Officers. Messrs. Duncan and Main received an actual payout of 39.00%, which resulted in the following cash payments: $159,600 for Mr. Duncan and $114,833 for Mr. Main. Mr. Clancy received an actual payout of 43.88%, which resulted in a cash payment of $213,216. Mr. Marcotte and Mr. Irish received an actual payout of 31.69%, which resulted in a cash payment of $76,969 to each of Mr. Marcotte and Mr. Irish.
On March 21, 2017, the Board approved the Company’s 2017 Variable Compensation Incentive Plan. The 2017 plan applies to all of the Named Executive Officers. The Board approved specific performance factors, performance targets and percentage payout amounts for 2017 for each of the Named Executive Officers. The target payout percentage for Messrs. Duncan, Main, and Clancy increased and Messrs. Marcotte and Irish remained unchanged from 2016 levels and were as follows: Mr. Clancy at 50%; Messrs. Duncan and Main at 45%; and Messrs. Marcotte and Irish at 32.5% of their annual regular earnings. As in 2016, payments for participants under the 2017 Variable Compensation Incentive Plan will be determined by various elements including net income, deposit growth, loan growth, loan quality, and non-interest revenue of Company performance and individual performance.
Long-Term Incentive (Equity) Compensation
The Company attempts to align the interests of its executives with the long-term interests of stockholders through the granting of equity-based compensation awards, which have been in the form of stock options and restricted stock. Equity awards are intended to (1) enhance management’s sense of ownership and commitment to the long-term success of the Company, (2) encourage and reward management performance that increases the long-term success and stockholder value of the Company, and (3) attract and retain the senior leadership and management talent the Company needs to be successful. At this time, the Compensation Committee anticipates that restricted stock as well as stock options will continue to serve as the primary vehicles to be used to achieve these objectives.

In connection with its compensation program, Compensation Committee evaluates the issuance of equity grants to employees on an annual basis. Historically, equity grants to have been considered and made during the first quarter of each year. The total number of options or restricted stock granted to all employees is determined after considering various factors including measures on stockholder dilution, such as overhang and run rate. The number of options or value of restricted stock awards granted to individual employees, including executives, is also based upon various factors, but is primarily based upon an employee’s level of responsibility and individual performance and contribution, and, with respect to the Named Executive Officers and other senior management, the desired mix of compensation. Stock options and restricted stock grants for employees other than executive officers are recommended by the Chief Executive Officer and the total grant is subject to the approval of the Compensation Committee and Board of Directors. In addition to the recommendation of the Chief Executive Officer and Compensation Committee approval, stock options and restricted stock awards granted to executive officers must also be approved by independent members of the Board of Directors. In all cases, the exercise price of the stock option and the value of the restricted stock is established based on the market price of the Company’s stock on the date of the grant.

On March 15, 2016, the Named Executive Officers received the following equity grants: 3,095 options and 6,338 shares of restricted stock to Mr. Duncan; 2,997 options and 6,134 shares of restricted stock to Mr. Clancy; 1,651 options and 3,383 shares of restricted stock to Mr. Main; 1,045 options and 2,138 shares of restricted stock to Mr. Marcotte; and 1,045 options and 2,138 shares of restricted stock to Mr. Irish. The shares of restricted stock will vest based on the Company reaching the specific targets in earnings per share cumulative totals set forth below. Specific incremental targets were set to align executive management with stockholder interests by requiring earnings targets be met for awards to vest rather than incremental time based vesting. If such targets are not met by December 31, 2020 unvested shares will be forfeited. The stock options, which have an exercise price of $23.80 per share (the market price of the Company’s Common Stock on the date of grant), will vest 50% at year two and 50% at year four. The equity grant vesting schedules are aligned with the Company’s long-term performance goals.

The number of options and shares of restricted stock granted to the Named Executive Officers for 2016 were considered to be within competitive ranges for executive management, and the Compensation Committee believes such equity grants meet the Company’s objective of executive employee participation in the Company’s equity compensation program aligning the executives’ interests with those of the stockholders.

In January 2017, the Compensation Committee recommended to the Board of Directors to approve an adjustment to earnings per share cumulative total performance targets for vesting of the restricted stock shares granted in March 2016 to certain employees, including the Named Executive Officers.  The Compensation Committee and Board of Directors had set performance targets in March 2016 based on 2016 goals and budget established prior to, and excluding, the decision on the amount of additional capital to be raised under the 2016 rights and community stock offering. In January 2017 the Board approved the following targets for earnings per share cumulative totals:

EPS Targets:		Original		New
	Original	Cumulative	New	Cumulative
Year 1	$1.70	$1.70	$1.63	$1.63
Year 2	$1.70	$3.40	$1.55	$3.18
Year 3	$1.70	$5.10	$1.55	$4.73
Year 4	$1.70	$6.80	$1.55	$6.28

On March 21, 2017, the Company granted to employees a total of 14,995 nonqualified options, at an exercise price of $30.46 per share (which reflected the market price of the Company’s common stock on the date of the grant), and 41,006 shares of restricted stock. For the Named Executive Officers and certain other specific senior employees, restricted stock grants will vest based on the Company reaching specific targets in earnings per share cumulative totals. For all other employees restricted stock grants will vest 25% per year. Stock option grants to both Named Executive Officers and other employees will vest 50% at year two and 50% at year four. The equity grant vesting schedules are aligned with the Company’s long term performance goals.

The amounts granted to the Named Executive Officers in 2017 were as follows: 2,157 options and 4,548 shares of restricted stock to Mr. Duncan; 2,088 options and 4,402 shares of restricted stock to Mr. Clancy; 1,150 options and 2,428 shares of restricted stock to Mr. Main; 729 options and 1,534 shares of restricted stock to Mr. Marcotte; and 729 options and 1,534 shares of restricted stock to Mr. Irish. The number of options and shares of restricted stock granted to the Named Executive Officers for 2017 were considered to be within competitive ranges for executive management, and the Compensation Committee believes such equity grants meet the Company’s objective of executive employee participation in the Company’s equity compensation program aligning the executives’ interests with those of the stockholders.

Supplemental Retirement Benefit and Supplemental Life Insurance Benefit

The Compensation Committee believes that providing a supplemental retirement benefit, which is implemented through salary continuation agreements, and supplemental life insurance benefits serve as a long-term retention tool, as well as providing a reward component to the executive.
The Bank is party to salary continuation and supplemental life insurance agreements with each of Messrs. Duncan and Main. The terms of these salary continuation agreements, and the annual amounts payable to the executives thereunder, are described further at page 44 below. The annual expense incurred by the Company in maintaining this supplemental retirement benefit for each executive equals the annual increase of the present value of the accumulated benefit to be paid to the executive. This amount is included for each of the executives in the Summary Compensation Table at page 36 below under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”
The supplemental life insurance benefits that are payable to Messrs. Duncan and Main are included in the amounts shown as payable in the event of death in the table at page 44 below and are specifically referenced in footnote 3 to the table.
In 2006 and 2015, the Company initiated a supplemental life insurance benefit plan for a number of its employees in management positions. Under these plans, the Company has provided supplemental life insurance benefits to the employees, subject to certain restrictions. Messrs. Clancy, Marcotte and Irish participate in both the 2006 and 2015 plans. The amounts of their supplemental life insurance benefits are included in the amounts shown as payable in the event of death in the table at page 44 below and are specifically referenced in footnote 3 to the table.
Income Protection and Non-Compete
In addition to the above noted elements of compensation, Messrs. Duncan, Main and Clancy have employment agreements with the Company, which include non-competition restrictions, and Mr. Irish and Mr. Marcotte have change in control/non-competition agreements with the Company. These agreements provide the executive with income protection in the event of a termination of his employment under certain circumstances, including following a change in control of the Company. The Compensation Committee believes these agreements are an important tool in retaining key executives while providing protection to the Company by restricting the executive’s ability to compete in the Company’s marketplace if he were to leave prior to any change in control. Compensation Committee believes that the non-competition protection afforded by these agreements is beneficial in the Company’s competitive marketplace and that the payment amounts and related conditions thereto contained in the agreements are consistent with reasonable industry standards. The maximum amounts that may be paid to any executive under any of these agreements are limited by automatic “cutback” provisions that ensure payments will not exceed the limits specified under Section 280G of the Internal Revenue Code. The terms of these agreements are described at pages 41-43 below and the amounts payable thereunder to the executives under various termination scenarios are included in the table at page 44 below.

Perquisites

In addition to their participation in the Company’s general employee benefit plans, as described in footnote 5 of the Summary Compensation Table at page 36 below, the Company provides company-owned vehicles for the use of Messrs. Duncan, Main and Clancy. The Company also pays dues related to club memberships for business development purposes for Messrs. Duncan, Main, and Clancy. The Compensation Committee believes that the cost of these additional perquisites is modest for the size of the Company and that providing them is consistent with maintaining a competitive total compensation and benefits package for senior management and for business development purposes.

Policies & Practices

Executive Officers and Directors Stock Ownership Guidelines

In January 2017 the Company has established stock ownership guidelines for its executive officers and Directors. The Company believes that the executive officer and Director stock ownership guidelines further strengthens the individual’s commitment to the Company’s future and further aligns their interests with those of the Company’s stockholders. The executive officers and Directors are required to meet the specific stock ownership guidelines as listed below. The individual will be required to meet the stock ownership guideline within five years of being hired or promoted to the position or elected as a Director or from the implementation date of the guidelines. As of December 31, 2016, all executive officers and Directors met or exceeded the ownership guidelines.

Position	Stock Ownership Guideline
Executive Chairman and Chief Executive Officer	Three times base salary at date of calculation
President	Two times base salary at date of calculation
Executive Officer	One time base salary at date of calculation
Director	Five times total Board of Director cash and equity retainer

Ownership is calculated on the last business day of the calendar year using the closing price or book value of the stock, whichever is greater and includes: shares owned outright individually or as a co-owner with a spouse, including those in the 401(k) self-directed brokerage account or Employee Stock Purchase Plan; shares owned but held in trust or in the name of an immediate family member; unvested restricted shares; and 60% of the difference between the market price and the exercise price of the employee’s vested stock options under Enterprise Bancorp’s Stock Plan.

Incentive Compensation Recovery

In order to further align management’s interests with the interests of stockholders and support good governance practices, all compensation incentive awards made to the certain officers include a clawback provision. If the Company’s reported financial or operating results are determined by the Company to be subject to material negative restatement due to material noncompliance with any financial reporting requirement under the securities laws, fraud, or misconduct (other than a restatement caused by a change in applicable accounting rules or interpretations), the Company may require recoupment of full or partial payout made under the short and long-term compensation plans to participants with an officer status of Senior Vice President or above.

Anti-Hedging Policy

The Board has adopted, as part of the Company’s Inside Trading Policy, a policy prohibiting Directors, executive officers and employees from engaging in hedging activities involving the Company’s common stock by making an investment to reduce the risk of adverse price movements in the Company’s common stock.

Impact of Accounting and Tax Considerations

The Compensation Committee considers the tax and accounting implications in designing the Company’s compensation programs. The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code~~.~~ (“Section 162(m)”). Compensation that qualifies as performance-based compensation is not subject to the deduction limit imposed by Section 162(m).  It is the intent of the Compensation Committee to structure the compensation programs in a tax efficient manner.  However, the Committee reserves the right to pay non-deductible compensation.

COMPENSATION COMMITTEE MATTERS

Role of the Compensation Committee

The Compensation Committee of the Board of Directors is comprised of five members, all of whom are currently deemed to be independent. In determining the independence of the members, the Board of Directors has used the definition of (i) independence contained in Rule 5605(d)(2)(A) of the Marketplace Rules of the NASDAQ Stock Market, (ii) “non-employee directors” within the meaning of Exchange Act Rule 16b-3 and (iii) “outside directors” within the meaning of Section 162(m), and has applied this definition consistently to all members of the Compensation Committee. The responsibility of the Compensation Committee is to review the performance of the Executive Chairman and recommend his compensation to the independent members of the Board of Directors for review and approval. The Executive Chairman and Compensation Committee review the performance of the Chief Executive Officer and President and recommend their compensation to the independent members of the Board of Directors for review and approval. The Company’s Chief Executive Officer evaluates the performance of the remaining executive officers and recommends their compensation to the Compensation Committee. The Compensation Committee reviews the Chief Executive Officer’s recommendations and submits its recommendation to the independent members of the Board of Directors for approval. During 2016, the independent members of the Board of Directors approved all recommendations presented by the Compensation Committee.

The Compensation Committee has the authority to retain or obtain advice from independent advisors, such as outside legal counsel and consulting firms, as it deems necessary to perform its role. After taking into consideration the factors set forth in NASDAQ Marketplace Rule 5605(d)(3)(D), the Compensation Committee obtained the services of McLagan, an Aon Hewitt Company in 2015 and 2016 to provide market assessment information to the Compensation Committee, which is discussed in further detail in the Company’s Compensation Discussion and Analysis at pages 27-33 above. McLagan was paid $20,175 for these services in 2016. The Compensation Committee confirmed that McLagan did not have any potential or actual conflicts of interest with the Board of Directors or the Company.

The Compensation Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com). The Compensation Committee annually reviews its charter and recommends any changes to the full Board of Directors. The charter requires the Compensation Committee to meet at least four times every year. In 2016, the Compensation Committee met six times.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained at pages 27-33 above (the “CD&A”) with management and based on this review and discussion the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

James F. Conway, III (Chairperson)
John R. Clementi
Carole A. Cowan
Eric W. Hanson
John A. Koutsos

Compensation Committee Interlocks
The Directors listed above under the heading “Compensation Committee Report” at page 34 constitute all of the individuals who served as members of the Compensation Committee during the year ended December 31, 2016. None of these Directors was an officer or employee of the Company at any time during such period or has ever been an officer of the Company. None of these Directors has had any relationship with the Company that would require disclosure in this Proxy Statement under the heading “Transactions with Certain Related Persons” at page 47 below under applicable SEC rules.

Mr. Clancy, Chief Executive Officer, serves on the board of directors of Wellforce and Circle Health, and Mr. Duncan, Chairman of the Board, previously served on the board of directors of Circle Health. Mr. Hanson and Mr. Pedroso also serve on the board of directors of Circle Health. Mr. Deschene is the President and Chief Executive Officer of Wellforce and Circle Health.

Risk Assessment of Compensation Policies and Practices
The Company has implemented an annual risk assessment of its compensation policies and practices, which is intended to determine whether any of its existing compensation policies or practices create incentives for taking unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company. On the basis of this assessment, the Compensation Committee has determined that no changes to the Company’s existing compensation policies and practices are necessary at this time.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the total compensation paid during the years ended December 31, 2016, December 31, 2015 and December 31, 2014, to the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of the Bank (the “Named Executive Officers”). The Company does not employ any persons, other than through the Bank.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
George L. Duncan Executive Chairman of the Company and the Bank	2016	$409,231	$—	$138,549	$24,450	$159,600	$64,637	$62,563	$859,030
	2015	$406,635	$—	$138,546	$24,449	$180,952	$69,659	$60,773	$881,014
	2014	$362,863	$—	$146,960	$25,933	$152,371	$119,473	$59,074	$866,674
John P. Clancy, Jr. Chief Executive Officer of the Company and the Bank	2016	$485,961	$—	$134,089	$23,676	$213,216	$—	$38,114	$895,056
	2015	$493,269	$—	$134,108	$23,658	$246,943	$—	$39,291	$937,269
	2014	$454,888	$—	$163,842	$28,920	$191,019	$—	$34,642	$873,311
Richard W. Main President of the Company and the Bank	2016	$294,544	$—	$73,952	$13,043	$114,833	$45,707	$36,627	$578,706
	2015	$291,371	$—	$73,941	$13,054	$129,615	$48,855	$37,171	$594,007
	2014	$258,376	$—	$86,293	$15,234	$100,861	$86,638	$31,290	$578,692
Stephen J. Irish Executive Vice President, Chief Operating Officer of the Bank	2016	$243,020	$—	$46,737	$8,255	$76,970	$—	$15,726	$390,708
	2015	$233,338	$—	$46,750	$8,246	$84,357	$—	$15,315	$388,006
	2014	$203,070	$—	$50,989	$9,010	$63,944	$—	$14,322	$341,335
James A. Marcotte Executive Vice President, Treasurer and Chief Financial Officer of the Company and the Bank	2016	$242,903	$—	$46,737	$8,255	$76,970	$—	$14,424	$389,289
	2015	$233,313	$—	$46,750	$8,246	$84,357	$—	$14,129	$386,795
	2014	$203,076	$—	$50,989	$9,010	$63,944	$—	$13,268	$340,287

(1)	The 2016 salary includes 26 pay periods versus 27 pay periods in 2015 and 26 pay periods in 2014.

(2)
The value of the stock awards is based on the fair market value of the Common Stock on the date of grant. The fair market value was calculated as the closing price of the Common Stock on the NASDAQ Global Market on the date of grant, March 15, 2016, which equals $21.86 per share.

(3)
The value of the option awards is based on the fair market value of the awards as calculated using the Black-Scholes option valuation model. For assumptions used in calculating the value of option awards and the accounting treatment of the awards, refer to footnote 12 at page 118 of the Company’s Annual Report on Form 10-K, which is incorporated herein by reference. For information on vesting, refer to the table “Outstanding Equity Awards at Fiscal Year-End” and the associated footnote 1 at page 39-41 below.

(4)
For each of Messrs. Duncan and Main this amount is equal to the increase in 2016, 2015 and 2014 of the present value of the accumulated benefit attributable to the executive’s supplemental retirement plan, excluding the impact of the decrease in the liability from the change in discount rate in 2015. The amounts shown in 2016, 2015 and 2014 take into account payments received by Mr. Duncan and Mr. Main through their supplemental retirement plan in each of those years. In 2016, the discount rate used to determine the present value of the accumulated benefit was unchanged from 2015 at 4.75% . In 2015, the discount rate used to determine the present value of the accumulated benefit was updated to 4.75% from 4.50% resulting in the value to the employee decreasing $23,592 and $18,414 for Messrs. Duncan and Main, respectively. In 2014, the discount rate used to determine the present value of the accumulated benefit was updated to 4.50% from 5.00% resulting in the value to the employee increasing $52,179 and $18,414 for Messrs. Duncan and Main, respectively. There were no changes to the terms or amounts of the benefit paid to the employees based on the discount rate change.

(5)	For each of the Named Executive Officers, these amounts include the following:

-Annual matching contributions by the Bank to the Bank’s 401(k) plan:

	2016	2015	2014
Duncan	$9,540	$8,820	$8,820
Clancy	$9,540	$8,820	$8,820
Main	$9,540	$8,820	$8,820
Irish	$8,744	$8,399	$7,308
Marcotte	$8,744	$8,399	$7,308

-Life insurance premiums paid:

	2016	2015	2014
Duncan	$39,236	$36,218	$33,071
Clancy	$3,838	$3,827	$3,812
Main	$7,571	$6,910	$6,179
Irish	$3,904	$3,562	$3,177
Marcotte	$2,602	$2,376	$2,123

-Dividends paid on unvested shares of restricted stock:

	2016	2015	2014
Duncan	$8,858	$9,161	$8,753
Clancy	$8,925	$9,406	$10,102
Main	$4,821	$4,934	$4,778
Irish	$3,078	$3,354	$3,838
Marcotte	$3,078	$3,354	$3,838

-The amount attributed to the personal use of Bank owned automobiles:

	2016	2015	2014
Duncan	$1,943	$1,988	$3,927
Clancy	$6,229	$8,486	$3,360
Main	$5,113	$7,755	$2,964

-The amount paid to a local club on the executive’s behalf for business development purposes:

	2016	2015	2014
Duncan	$2,986	$4,586	$4,503
Clancy	$9,582	$8,752	$8,548
Main	$9,582	$8,752	$8,548

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning individual grants of restricted stock and stock options and non-equity incentive plan awards made during 2016 to each of the Named Executive Officers.

Name	Grant Date	All Other Restricted Stock Awards: Number of Shares of Stock or Units (#) (2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards (5)
			Threshold ($)	Target ($)	Maximum ($)
George L. Duncan	3/15/2016		$0	$163,692	$327,384	3,095	$21.86	$24,451
George L. Duncan	3/15/2016	6,338						$138,549
John P. Clancy, Jr.	3/15/2016		$0	$218,683	$437,366	2,997	$21.86	$23,676
John P. Clancy, Jr	3/15/2016	6,134						$134,089
Richard W. Main	3/15/2016		$0	$117,778	$235,556	1,651	$21.86	$13,043
Richard W. Main	3/15/2016	3,383						$73,952
Stephen J. Irish	3/15/2016		$0	$78,943	$157,886	1,045	$21.86	$8,256
Stephen J. Irish	3/15/2016	2,138						$46,737
James A. Marcotte	3/15/2016		$0	$78,943	$157,886	1,045	$21.86	$8,256
James A. Marcotte	3/15/2016	2,138						$46,737

(1)
Amounts actually earned and paid to the Named Executive Officers for 2016 pursuant to the non-equity incentive plan awards that are shown in the table as having been granted in such year are included in the Summary Compensation Table at page 36 above under the heading “Non-Equity Incentive Plan Compensation.”

(2)	Restricted stock awards granted in 2016 vest in 25% increments, when cumulative diluted earnings per share from January 1, 2016 forward reach $1.63, $3.18, $4.73, and $6.28.

(3)	For options granted in 2016, one-half of the total number of options become exercisable on each of the second and fourth anniversary date of the original grant date.

(4)
The exercise price of all stock options granted to employees in 2016, including those granted to Named Executive Officers and reflected in this table, equals the closing price of the Common Stock on the NASDAQ Global Market on the date of grant.

(5)
For an explanation of the grant date fair value of the restricted stock and option awards, including the assumptions used in calculating the grant date fair value of the option awards, refer to footnote 12 on page 118 of the Company’s Annual Report on Form 10-K, which is incorporated herein by reference.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards for each of the Named Executive Officers during the year ended December 31, 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
George L. Duncan	-	-	8,313	$184,066
John P. Clancy, Jr.	10,000	$139,400	8,005	$177,210
Richard W. Main	3,000	$44,400	4,353	$96,262
Stephen J. Irish	1,750	$25,900	2,966	$65,870
James A. Marcotte	3,750	$64,694	2,966	$65,870

(1)
The value realized upon exercise is based upon the difference between the value of the Common Stock on the option exercise date and the per share exercise price of the options. The value on the exercise date was based on the closing market price of the Common Stock on the NASDAQ Global Market on the exercise date.

(2)
The value realized on vesting calculation is based upon the value of the Common Stock on the vesting date of the restricted stock. The value on the vesting date was based on the closing market price of the Common Stock on the NASDAQ Global Market on the vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options and unvested stock awards held by each of the Named Executive Officers as of December 31, 2016. The Company has not granted any option awards that are unexercised and unearned and not otherwise disclosed in the table or any stock awards that are unearned and have not vested and are not otherwise disclosed in the table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)
George L. Duncan	15,000	—	$14.85	3/14/2018	17,406	$653,769
	9,000	—	$16.25	3/19/2019
	2,000	2,000	$16.43	3/18/2023
	1,558	1,559	$20.29	3/17/2024
	—	2,873	$21.03	3/16/2025
	—	3,095	$21.86	3/14/2026
John P. Clancy, Jr.	10,000	—	$14.85	3/14/2018	17,598	$660,981
	9,000	—	$16.25	3/19/2019
	5,000	5,000	$16.43	3/18/2023
	1,738	1,738	$20.29	3/17/2024
	—	2,780	$21.03	3/16/2025
	—	2,997	$21.86	3/14/2026
Richard W. Main	10,000	—	$14.85	3/14/2018	9,515	$357,383
	9,000	—	$16.25	3/19/2019
	2,000	2,000	$16.43	3/18/2023
	915	916	$20.29	3/17/2024
	—	1,534	$21.03	3/16/2025
	—	1,651	$21.86	3/14/2026
Stephen J. Irish	1,500	—	$14.85	3/14/2018	6,008	$225,660
	1,500	—	$16.25	3/19/2019
	750	750	$16.43	3/18/2023
	541	542	$20.29	3/17/2024
	—	969	$21.03	3/16/2025
	—	1,045	$21.86	3/14/2026
James A. Marcotte	1,500	—	$16.25	3/19/2019	6,008	$225,660
	750	750	$16.43	3/18/2023
	541	542	$20.29	3/17/2024
	—	969	$21.03	3/16/2025
	—	1,045	$21.86	3/14/2026

(1)
For options granted in 2011 and 2012 (those expiring in 2018 and 2019), one-fourth of the total number of the options become exercisable on an annual basis on the anniversary date of the original grant date. For options granted after 2012, one-half of the total number of options become exercisable on each of the second and fourth anniversary date of the original grant date. The four most recent option grants were granted on March 19, 2013, March 18, 2014, March 17, 2015, and March 15, 2016.

(2)	Restricted stock awards granted in 2011 and 2012 vest over a four-year period, with 25% of the shares vesting on or about the first anniversary of the date of the award and an additional 25% vesting on or about each of the next three subsequent anniversary dates of the date of the award. The restricted shares awarded on March 19, 2013 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2013 forward reach $1.34, $2.80, $4.45 and $6.15. The restricted shares awarded on March 18, 2014 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2014 forward reach $1.40, $2.87, $4.47 and $6.15. The restricted shares awarded on March 17, 2015 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2015 forward reach $1.48, $2.96, $4.44 and $5.92. The restricted shares awarded on March 15, 2016 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2016 forward reach $1.63, $3.18, $4.73, and $6.28.

(3)
The market value of the shares subject to restricted stock awards that have not vested is based upon the value of the Common Stock on December 30, 2016, the last business day of the Company’s last completed fiscal year. The closing market price of the stock on the NASDAQ Global Market on December 30, 2016 was $37.56.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company and the Bank are parties to employment agreements with Messrs. Duncan, Main and Clancy and change in control/noncompetition agreements with Messrs. Irish and Marcotte. The Bank is also a party to salary continuation agreements with Messrs. Duncan and Main and supplemental life insurance agreements with Messrs. Duncan, Main, Clancy, Irish and Marcotte.

Each of the employment agreements with Messrs. Duncan, Main and Clancy is for a fixed term of three years, subject to an automatic “rolling” renewal each year, unless either the Company or the executive provides a notice of non-renewal, in which case the agreement will expire at the end of the then-current term. Each of Messrs. Duncan, Main and Clancy is guaranteed a minimum base salary under the terms of his employment agreement: $400,000 for Mr. Duncan; $300,000 for Mr. Main; and $475,000 for Mr. Clancy. At least annually, these amounts are reviewed for increases by the Board. Additionally, Messrs. Duncan, Main, and Clancy are guaranteed minimum target total direct compensation, including base salary, target incentive bonus opportunity, and equity grant value: $720,000 for Mr. Duncan, $505,000 for Mr. Main, and $845,000 for Mr. Clancy. Actual total direct compensation will vary based on the Bank’s performance.

The amount of severance payments and benefits, if any, which may be due to any of the Named Executive Officers under any of the agreements referenced above following any form of termination of the executive is summarized generally below and is further quantified in the table at page 44 of this Proxy Statement.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive dies or for Messrs. Duncan and Main is terminated at any time as a result of his long-term disability (as defined in the agreement), the executive or his beneficiary will be paid a lump sum equal to his highest annual compensation (as defined in the agreement to include the sum of the executive’s highest annual base salary and highest annual cash bonus paid at any time prior to the date of termination since January 1, 2004). Upon termination for disability, Messrs. Duncan, Main, and Clancy and his spouse and any other eligible dependents will continue to receive health and welfare benefits at no cost, subject to limitations described in the agreement for a period of 18 months or upon the executive’s death, his spouse and any other eligible dependents will continue to receive health and welfare benefits at no cost, subject to limitations described in the agreement; provided, however, that if the executive dies or is terminated as a result of a long-term disability either within three years before or two years after the occurrence of a change in control of the Company (as defined in the agreement), then, in addition to such continuing health and welfare benefits, the executive or executive’s beneficiary will be paid a lump sum equal to three times the executive’s previous highest annual compensation (as defined in the agreement) (such lump sum payment being referred to herein as the “Lump Sum Payment”), subject to reduction for any prior lump sum payment that may have been paid following the termination for death or long-term disability of the executive.

In addition to the foregoing death benefits payable to Messrs. Duncan, Main and Clancy under their employment agreements, the beneficiaries of each of the Named Executive Officers will also be paid the death benefits provided under the executive’s supplemental life insurance agreement, the amounts of which are included in footnote 3 to the table at page 44 below.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive chooses to terminate his employment at any time without good reason, including on or after a specified retirement age (62 for Mr. Clancy and Mr. Main has met the specified age of 63), he will be entitled to receive any bonus actually awarded or earned for a prior or current year, but not yet paid as of date of termination and continuing health and welfare benefits for 18 months on the same terms as were available to him as an employee, subject to limitations as described in the agreement, unless the executive chooses to terminate his employment without good reason either within three years before or one year after the occurrence of a change in control, in which case the executive will be paid the Lump Sum Payment.

In addition to the rights provided to Messrs. Duncan and Main under their employment agreements, the salary continuation agreements referenced above also provide additional annual compensation benefits payable to Messrs. Duncan and Main, subject to acceleration upon a change in control (as defined in the agreement), and became payable to the executive for a 20-year period upon his reaching a specified age (68 for Mr. Duncan, which he reached on June 8, 2008, and 63 for Mr. Main, which he reached on April 3, 2010), whether or not the executive retired or remained employed with the Company. The annual amounts payable to each of Messrs. Duncan and Main under their salary continuation agreements are $149,500 and $95,300, respectively.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the Company (including any successor) terminates the executive at any time for cause, whether before or after the occurrence of a change in control, the executive will be entitled to receive any accrued but unpaid compensation and benefits and will not be entitled to receive any severance payments or benefits. However, if the Company (including any successor) terminates the executive at any time without cause, whether before or after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment, be reimbursed for professional outplacement service, and will be entitled to receive continuing health benefits for 18 months at no cost to the executive, subject to limitations as described in the agreement.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive chooses to terminate his employment at any time for good reason (as defined in the agreement to include, among several other reasons, a 10% reduction in the executive’s base salary, annual target incentive, or annual equity grant value or material diminution in his authority, duties or responsibilities), whether before or after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment, be reimbursed for professional outplacement service, and will be entitled to receive continuing health benefits for 18 months at no cost to the executive, subject to limitations as described in the agreement.

Each of the employment agreements with Messrs. Duncan, Main and Clancy also provides that the parties may agree to a flexible work arrangement for the remaining term of the agreement. Under the terms of such arrangement, if executive reduces his work schedule below 80% of full-time status, the parties may agree to modify the executive’s position, time and effort, and compensation and the Bank will continue to provide the executive with full benefits, subject to the limitations described in the agreement or equivalent cash compensation taking into account state and federal income taxes.

Under each of the employment agreements with Messrs. Duncan, Main and Clancy, the executive is subject to confidentiality, non-compete and non-solicitation restrictions for up to one year after the termination of his employment for any reason if the termination occurs before a change in control. The non-compete restrictions do not apply following any termination of the executive’s employment that occurs after a change in control, and any non-compete restrictions that may be in effect at the time of a change in control automatically expire upon such change in control. If the executive breaches any applicable confidentiality, non-compete or non-solicitation covenants, then the Company may enforce a right to recoup prior severance payments made to the executive.

Under the terms of the change in control/noncompetition agreement with Messrs. Irish and Marcotte, the executive will be paid a lump sum equal to 1.5 times his previous highest annual compensation (as defined in the agreement to include the sum of the executive’s highest annual base salary and highest annual cash bonus paid within the most recent three years prior to the date of termination), together with certain other specified payments and benefits, including continuation of health and welfare benefits for 18 months on the same terms as were available to the executive as of the date of termination or, if more favorable, as of the date of the change in control, if the executive’s employment is terminated for any reason, whether at the initiative of the Company or of the executive and whether or not for cause, within two years after the date of a change in control of the Company. If Mr. Irish’s or Mr. Marcotte’s employment is terminated for any reason within one year prior to the occurrence of a change in control, other than for cause, then he is entitled to receive all of the payments and benefits that he would have been entitled to receive if such termination had occurred within two years after the date of such change in control.

Messrs. Irish and Marcotte are also subject to confidentiality, non-compete and non-solicitation restrictions for one year following a termination of employment for any reason prior to a change in control (and assuming a change in control does not occur within this one-year period). If Mr. Irish’s or Mr. Marcotte’s termination in the absence of any change in control is initiated by the Company for any reason other than for cause, then he will be paid a lump sum equal to 75% of the sum of his then-current annual base salary and the amount of any annual incentive or other bonus paid to him with respect to the most recently completed fiscal year prior to the date of termination, subject to recoupment by the Company if he breaches any of the applicable confidentiality, non-compete and non-solicitation covenants.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following table summarizes the estimated payments and benefits to be provided to the Named Executive Officers, as of December 31, 2016, under the various termination scenarios referenced in the table for each of the Named Executive Officers. The estimates shown below factor in base salary and incentive compensation payments, the value realized from accelerated vesting of stock options and restricted stock, the value realized from accelerated vesting of supplemental retirement benefits and other benefits and payments to be paid to the Named Executive Officers under the terms of any agreement or plan that is not generally available to all employees. The following calculations were made without giving consideration to any possible “cutback” or other reduction of payments or benefits that could be required under an executive’s employment or other contract:

Name	Change in Control (1)	Voluntary Termination (Includes Early Retirement) (2)	Involuntary Not for Cause Termination by Company or, if Applicable, Good Reason Termination by Employee	For Cause Termination	Normal Retirement (2)	Death (2)(3)	Disability
George L. Duncan (4)	$2,616,249	$177,957	$1,795,053	$159,600	$177,957	$2,905,592	$1,265,079
John P. Clancy, Jr.	$3,199,675	$246,182	$2,239,385	$213,216	$246,182	$1,735,873	$724,776
Richard W. Main (4)	$1,800,943	$133,191	$1,332,042	$114,833	$133,190	$1,743,288	$814,356
Stephen J. Irish	$866,689	$—	$242,507	$—	$—	$581,319	$302,630
James A. Marcotte	$868,261	$—	$242,507	$—	$—	$501,795	$233,172

(1)
With respect to each of Messrs. Duncan, Clancy, Main, Irish and Marcotte the amount shown includes the amount payable, including the estimated expense of continuing benefits, under various termination scenarios either preceding or following a change in control under the executive's employment agreement or, in the case of Messrs. Irish and Marcotte, their change in control/noncompetition agreement, which are described in further detail under the heading “Agreements With Named Executive Officers" at pages 41-43 above.

The amounts shown also include the present value attributable to accelerated vesting of death benefit payable under the Bank’s executive supplemental life insurance plan, which is $68,477 for Mr. Clancy, $60,906 for Mr. Irish and $64,341 for Mr. Marcotte, and the value attributable to the accelerated vesting of outstanding stock options and unvested restricted stock, which is $819,035 for Mr. Duncan, $889,652 for Mr. Clancy, $466,740 for Mr. Main, $283,292 for Mr. Irish and $283,292 for Mr. Marcotte. The value of any outstanding stock options and unvested restricted stock is based upon the value of the Common Stock on December 30, 2016, which was $37.56 per share, the closing market price of the stock on the NASDAQ Global Market on that date.

(2)
With respect to each of Messrs. Duncan, Clancy, Main, Irish and Marcotte assumes that termination has not occurred within the time periods before or after a change in control specified in his employment agreement or change in control/noncompetition agreement as applicable.

(3)
Includes amounts payable under supplemental life insurance benefits, which equal the following amounts for each of the executives: $1,556,056 for Mr. Duncan; $286,726 for Mr. Clancy; $791,496 for Mr. Main; $278,689 for Mr. Irish; and $268,623 for Mr. Marcotte.

(4)
In addition to the amounts payable to Messrs. Duncan and Main under the various scenarios shown in the table above, each of the executives has a fully vested right to receive annual amounts payable over a 20 year period under the executive’s salary continuation agreement.  These annual amounts, payable in monthly installments, are paid to the executive regardless of his employment status, unless the executive is terminated for cause, in which case he would forfeit his right to receive any further payments following the date of termination.  In 2016, both Messrs. Duncan and Main were eligible to receive payments under their salary continuation agreements, and each received the full annual amount to which he is entitled, detailed in the table below.

PENSION BENEFITS

The following table sets forth additional information concerning the supplemental retirement benefits as of December 31, 2016:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
George L. Duncan	Supplemental Employee Retirement Plan	28	$1,303,746	$149,500
Richard W. Main	Supplemental Employee Retirement Plan	28	$928,340	$95,300

(1)
The present value of accumulated benefit was valued at the established present value of the payments to be received by the executives upon reaching the specified ages noted above at a discount rate of 4.75%. The annual benefit will be payable in twelve monthly installments.

DIRECTOR NOMINATIONS AND STOCKHOLDER COMMUNICATIONS
Proposed director nominees are recommended to the Board of Directors for its approval by the Company’s Corporate Governance/Nominating Committee.

The Committee’s Charter and the Company's Corporate Governance Guidelines outline director qualifications, appointment to and removal from the Board of Directors and its various committees, structure and operations of the Board of Directors and its various committees and its reporting function to the Board of Directors. A copy of the Committee’s Chart and the Company's Corporate Governance Guidelines can be found on the Company's website (www.enterprisebanking.com/investor-relations.html).

In evaluating candidates, the Committee considers independence, experience relevant to the needs of the Company, leadership qualities and the ability to represent the broad interests of stockholders. In selecting new Directors, consideration is given to both the personal qualities and abilities of individual candidates and the existing collective skills and aptitudes of the Board of Directors as a whole.

Although it does not have a formal diversity policy, in addition to the criteria described above, the Board and the Committee also consider professional, personal and geographic diversity in their review of candidates. Overall, candidates are selected based on a review of qualifications that are considered in the best interest of the stockholders.

Nominees for election to the Board of Directors may be identified and submitted to the Committee for its consideration by Directors, stockholders and/or management. The Committee may also retain a professional search firm to assist with the identification of qualified candidates.

Stockholders may submit nominations for candidates for election to the Board of Directors in accordance with the applicable requirements contained in the Company’s By-Laws to the attention of the Company's Secretary at the Company’s principal office located at 222 Merrimack Street, Lowell, Massachusetts 01852.

Stockholders may also communicate directly with members of the Board of Directors by sending such communications to a specified director or group of Directors or to the Board of Directors in its entirety, addressed c/o the Secretary of the Company at the Company's principal office at the foregoing address.

AUDIT COMMITTEE REPORT
The Audit Committee of the Company's Board of Directors (the “Audit Committee”) is comprised of seven independent Directors and operates under a written charter.  The Audit Committee reviews and reassesses the adequacy of the Audit Committee charter on an annual basis.  The Board of Directors has determined that Carol Reid, who is one of these six independent Directors, qualifies to serve as an Audit Committee Financial Expert (as such term is defined under applicable SEC rules).  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.  The Audit Committee evaluates the Company’s independent registered public accounting firm and the lead audit engagement partner, at a minimum, on an annual basis with consideration given to past performance, the quality of communications with the Audit Committee and management, professional qualifications, expertise and reputation of the firm, and continued independence.

Management is responsible for the Company’s internal controls, the financial reporting process and compliance by the Company with legal and regulatory requirements.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for auditing whether the Company maintained, in all material respects, effective internal controls over financial reporting and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.  The Audit Committee’s responsibilities also include resolving any disagreements that may arise between management and the Company's independent registered public accounting firm.  In addition, the Audit Committee is responsible for the oversight of financial reporting, the oversight of the Company’s Internal Audit function, the oversight of management’s efforts to manage third party risk, the oversight of compliance by the Company with legal and regulatory requirements, and establishing procedures for the receipt, retention and treatment of any complaints that may be received by the Company regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Company of any concerns that may arise regarding questionable accounting or auditing matters.

The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm.  Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm.  The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed under the professional standards of the AICPA and Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Company’s independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, and the Audit Committee’s review of the representation of management and the reports of the Company’s independent registered public accounting firm to the Audit Committee, the Audit

Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC.

The Committee and the Board of Directors have also recommended, subject to shareholder ratification, the selection of RSM LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The recommendation of the Directors can be seen under Proposal Six of this Proxy Statement.

Carol L. Reid (Chairperson)
Gino J. Baroni
Carole A. Cowan
Mary Jane King
Joseph C. Lerner
Jacqueline F. Moloney
Luis M. Pedroso

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Audit Committee reviews disclosures made in this Proxy Statement and all other reports and filings of the Company required under the federal securities laws regarding all related-party transactions that are required to be disclosed under the requirements of Item 404 of the SEC’s Regulation S-K.  The Company’s Code of Business Conduct and Ethics, which can be found on the Company’s website (www.enterprisebanking.com), provides procedures for the Board of Directors' review and approval of transactions involving the Company and related parties. Any transactions involving the Company (including any subsidiaries) and members of the Board of Directors, officers holding a title of senior vice president or above or any family members or affiliated entities of any such Directors or officers must be conducted on an arms-length basis and any consideration paid or received by the Company in connection with any such transaction shall be on terms no less favorable to the Company than terms that would be available under the same or similar circumstances with an unaffiliated third party. With respect to any such transaction, the Director’s or officer’s interest is disclosed to the Board of Directors prior to any action being taken by the Board to approve the transaction.

Certain Directors and executive officers of the Company are also customers of the Bank and have entered into loan, trust and brokerage and deposit transactions with the Bank in the ordinary course of business. In addition, certain Directors are also directors, trustees, officers or stockholders of corporations and non-profit entities or members of partnerships that are customers of the Bank and that enter into loan and other transactions with the Bank in the ordinary course of business. Such loan transactions with Directors and executive officers of the Bank and with such corporations, non-profit entities and partnerships are on such terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with persons who are not affiliated with the Bank and do not involve more than a normal risk of collectability or present other features unfavorable to the Bank. Charitable contributions have been made in the normal course of business to certain non-profit organizations where Directors serve as officers or directors of these organizations.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth stock ownership information with respect to Directors, Named Executive Officers, all Directors and executive officers as a group and all other persons known to the Company who are the beneficial owners of more than 5% of the Common Stock. All such information is as of March 3, 2017. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise noted.

Directors and Named Executive Officers	Shares of Common Stock Beneficially Owned (1)(2)	Percent of Total Common Stock (3)
Gino J. Baroni	11,275	*
John P. Clancy, Jr. (4)	175,484	1.52%
John R. Clementi (5)	62,885	*
James F. Conway III	37,373	*
Carole A. Cowan	17,252	*
Normand E. Deschene	7,821	*
George L. Duncan (6)	436,425	3.79%
John T. Grady, Jr.	4,540	*
Eric W. Hanson (7)	296,547	2.57%
Mary Jane King (8)	10,735	*
John A. Koutsos	29,340	*
Joseph C. Lerner (9)	26,759	*
Shelagh E. Mahoney (10)	30,000	*
Richard W. Main (11)	254,351	2.21%
Jacqueline F. Moloney (12)	14,400	*
Luis M. Pedroso	15,101	*
Michael T. Putziger (13)	190,078	1.65%
Carol L. Reid	28,727	*
Michael A. Spinelli	292,636	2.54%

Stephen J. Irish (14)	45,763	*
James A. Marcotte (15)	44,286	*
All Directors and Executive Officers as a Group (29 Persons)	2,283,824	19.68%

Other 5% Stockholders
Ronald M. Ansin 132 Littleton Road Harvard, MA 01451	847,709	7.36%
*    Named individual beneficially owns less than 1% of total Common Stock.

(1)	The information as to the Common Stock beneficially owned has been furnished by each such stockholder.

(2)
Includes shares subject to options exercisable within 60 days as follows: Mr. Clancy, 22,128; Mr. Duncan, 15,994; Mr. Main, 14,682; Mr. Irish, 5,525; Mr. Marcotte, 4,025; and all Directors and executive officers as a group, 86,864.

(3)
The percentage ownership interest of each Director, named executive officer and all Directors and executive officers as a group is calculated on the basis of 11,517,490 shares outstanding as of the Record Date plus, in each such calculation, the number of shares that may be purchased pursuant to vested options held by the individual director or named executive officer or all Directors and executive officers as a group, as the case may be.

(4)	Includes 133,443 shares owned jointly with Mr. Clancy’s wife.

(5)	Includes 60,885 shares held by Mr. Clementi through trusts.

(6)	Includes 18,445 shares owned by Mr. Duncan’s wife

(7)	Includes 100,000 shares owned by Mr. Hanson that are pledged as collateral.

(8)	Includes 1,700 shares owned by Ms. King’s husband and 600 shares held by Ms. King through a trust.

(9)	Includes 200 shares owned by Mr. Lerner’s wife.

(10)
Includes 7,000 shares held by Ms. Mahoney through a trust, 5,000 shares held by Ms. Mahoney through a foundation for whom Ms. Mahoney acts as trustee, and 10,000 shares owned by Ms. Mahoney's minor children for whom Ms. Mahoney acts as custodian.

(11)	Includes 174,749 shares held by Mr. Main through trusts, of which 36,000 shares are pledged as collateral.

(12)	Includes 11,683 shares owned jointly with Dr. Moloney’s husband.

(13)	Includes 26,931 shares owned by trusts for which Mr. Putziger is the trustee.

(14)	Includes 458 shares owned by Mr. Irish’s minor grandchildren for whom Mr. Irish acts as custodian.

(15)	Includes 33,662 shares owned jointly with Mr. Marcotte’s wife.

STOCKHOLDER PROPOSALS
A stockholder proposal for business to be brought before the 2018 annual meeting of stockholders will be acted upon only in the following circumstances:

•
If the proposal relates to the nomination of a person to serve as Director of the Company, pursuant to our By-laws, a written proposal describing various matters regarding the nominee, including name, address and shares held, and otherwise meeting all other requirements set forth in our By-Laws must be received by our corporate secretary no earlier than December 1, 2017 and no later than January 2, 2018.

•
If the proposal relates to any other business and is not to be included in the Company’s proxy statement and proxy for the 2017 annual meeting of stockholders, a written proposal (meeting all other requirements set forth in our By-Laws) must be received by our corporate secretary no earlier than January 2, 2018 and no later than February 1, 2018.

•
If the stockholder wishes the proposal to be included in the Company’s proxy statement and proxy for the 2018 annual meeting of stockholders, the proposal must comply with all Rule 14a-8 requirements under the Exchange Act and must be received by the Company at its principal offices no later than January 2, 2018.

Proposals should be sent to Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers and any other persons who own more than 10% of the outstanding shares of the Common Stock file with the SEC initial reports of ownership and subsequent reports of changes of ownership with respect to their beneficial ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports that they may be required to file.
To the Company’s knowledge, all reports under Section 16(a) of the Exchange Act that any of its Directors or executive officers has been required to file during the year ended December 31, 2016 and through March 3, 2017 have been filed on a timely basis, except that, Mr. Szablak inadvertently failed to report a purchase of 14 shares in the Company’s Shareholder Rights Offering on June 23, 2016, for which a form 4 was not amended and re-filed until July 29, 2016. In addition, Mr. Pedroso inadvertently failed to report an involuntary sale of 0.3804 shares on June 9, 2016, for which a form 4 was not filed until June 23, 2016.

ANNUAL REPORT ON FORM 10-K
The Company’s Annual Report on Form 10-K (without exhibits) is included with the Company’s Annual Report to Stockholders, and is being furnished to stockholders of record together with this Proxy Statement. Requests for additional copies may be directed to: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A Spinelli, Secretary.

ADDITIONAL COPIES OF ANNUAL REPORT AND PROXY STATEMENT
AVAILABLE TO STOCKHOLDERS SHARING COMMON MAILING ADDRESS
Unless the Company has received instructions to the contrary, two or more stockholders of record who share a common mailing address may receive one Annual Report to Stockholders and one copy of this Proxy Statement, together with a separate proxy card for each such stockholder, in a single package addressed to such stockholders. Any stockholder of record who shares a common mailing address with one or more other stockholders of record and has received a single Annual Report to Stockholders and Proxy Statement as provided herein, may request a separate Annual Report to Stockholders and Proxy Statement either by directing such request in writing to the Secretary of the Company at the address given in the preceding paragraph or by making such request by phone, directed to James Marcotte at (978) 656-5614. If you are a stockholder of record who shares a common mailing address with one or more other stockholders of record, you may ensure future delivery of the desired number of Annual Reports to Stockholders and Proxy Statements (whether a single copy or multiple copies) by requesting such either in writing or by phone in accordance with the foregoing instructions.
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE EITHER VOTE ELECTRONICALLY USING THE INTERNET OR BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

April 3, 2017

Enterprise Bancorp, Inc.
Annual Executive Incentive Plan

Section 1-Purpose
The Enterprise Bancorp, Inc. Annual Incentive Plan (the “Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of Enterprise Bancorp, Inc. or Enterprise Bank & Trust Company (the “Company”) toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Plan is also designed to assure that amounts paid pursuant to the Plan to certain officers of the Company will not fail to be deductible by the Company for federal income tax purposes because of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended.

Section 2-	Definitions
“Board” means the Company’s Board of Directors.

A “Change of Control” shall mean the occurrence of any one of the following events:

(i)
any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1924 (the “Exchange Act’)), or persons acting as a group, that does not have effective control of the Company within the meaning of Treas. Reg. 1.409A-3(i)(5)(vi), becomes a beneficial owner (as that term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company that, together with securities of the Company held by such person or group, represent more than 50% of the total fair market value or more than 50% of number of votes that may be cast for the election of directors of the Company;

(ii)
as the result of, or in connection with, any tender or exchange offer, merger, or other business combination, sale or other disposition of assets or any contested election of directors of the company or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction or related series of transactions during a 12 month period shall cease to constitute a majority of the Board or of the board of directors in any successor institution and are replaced by directors whose appointment or election was not endorsed by a majority of the Board; or

(iii)
any person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value of at least 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s);

provided that any such event described in (i), (ii) or (iii) above must be a “change in ownership”, “change in effective control” or change in the ownership of substantial assets” of a corporation as those terms are defined in Treasury Regulation §1.409A-3(i)(5) with respect to the Company.

“Committee” means the Compensation Committee of the Board.

“Company” means Enterprise Bancorp.

"Covered Employee" shall have the meaning set forth in Section 162(m).

“Participant” means each executive officer of the Company designated by the Committee to participate herein with respect to a Performance Period.

“Performance Period” means each fiscal year provided, however, that the Committee shall have the authority to designate different Performance Periods and any such alternative Performance Periods may exceed or be less than a 365-day period.

“Plan” means the Enterprise Bancorp, Inc. Annual Executive Incentive Plan, as set forth herein and as may be amended from time to time.

“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated there under (including any proposed regulations).

"Section 409A" shall mean Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations promulgated there under (including any proposed regulations).

"Subsidiary(ies)" shall mean any entity of which the Company possesses directly or indirectly 50% or more of the total combined voting power of all classes of stock of such entity.

Section 3-	Eligibility, Participation and Applicability to Performance Awards
Only those executive officers and key employees of the Company who are selected by the Committee shall be eligible to receive awards under and participate in the Plan. Before or at the time performance objectives are established for a Performance Period, the Committee will designate in writing which executive officers and key employees are among those who may be eligible to participate in the Plan, and shall in fact be Participants for such Performance Period.

The Plan shall serve as a Section 162(m) "platform" or "umbrella" plan such that, to the maximum extent permitted by law, this Plan applies to all forms and types of compensatory arrangements, awards, programs or plans sponsored or maintained by the Company and designated by the Committee as being subject to this Plan. To the extent applicable and not inconsistent with the terms of any other Company-sponsored compensation plan, with the Board's and Company stockholders' approval of this Plan, the terms and conditions of this Plan shall supplement such other Company-sponsored compensation arrangements and awards. Without limiting the foregoing, performance-based restricted stock or any other performance-based award granted under another of the Company's stockholder-approved equity compensation plans, if subject to the performance criteria and granted pursuant to the procedures, parameters and conditions set forth in this Plan to the extent required by Section 162(m), shall be eligible to qualify as performance-based compensation and be exempt from Section 162(m)'s deduction limitations.

Section 4-	Performance Awards
(a)Performance Criteria. Within 90 days after each Performance Period begins or the day on which 25% of the Incentive Period has elapsed, , the Committee shall establish in writing, with respect to such Performance Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals, and an objective formula or method for computing the amount of performance compensation payable to each Participant under the Plan if the performance goals are attained. Notwithstanding the immediately preceding sentence, for any Performance Period, such goals, objectives and compensation formulae or methods must be established such that the outcome of the goal or objective is substantially uncertain at the time the Committee actually establishes the goal or objective. Any such performance objectives will be based upon the absolute or comparative achievement of one or more of the following criteria, as determined by the Committee: growth in earnings, growth in pre-tax, pre-provision income; overall earnings/income level; operating income; net income (before and after taxes); EBITDA; earnings per share; cash earnings per share; growth in earnings per share; pre-tax pre-provision income; operating loss containment; revenue; growth in overall revenue; return measures (including, but not limited to, assets, equity, invested capital or sales); stock price (including, but not limited to, growth measures and total stockholder return); operating leverage; cash flow (including, but not limited to, operating cash flow and free cash flow); credit quality and credit metrics including, but not limited to, net charge offs/average loans and non-performing assets/total assets; loan loss reserve; reduction in non-

performing assets; reduction in criticized or classified assets; efficiency ratio; gross margins; capital strength; financial or credit ratings; assets under management (AUM) metrics including, but not limited to net AUM flows and gross AUM flows; balance sheet measures, including, but not limited to loan growth and deposit growth; market to book ratio; risk management and regulatory compliance; client service, cross sales, employee engagement and strategic management.
The Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, and any unusual, nonrecurring gain or loss. As established by the Committee, the criteria may include, without limitation, GAAP and non-GAAP financial measures.

In addition to the foregoing criteria, the criteria shall also include any performance goals which are set forth in any other Company bonus, incentive or other compensation-related plan, if any, which has been approved by the Company's stockholders, which are incorporated herein by reference. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). To the extent consistent with the goal of providing for deductibility under Section 162(m), performance goals may be based upon a Participant's attainment of personal objectives with respect to any of the above-listed criteria. Measurements of the Company's or a Participant's performance against the performance goals established by the Committee shall be objectively determinable.
(b)Maximum Awards Allowable. No Participant's payment under this Plan during any single calendar year shall exceed $1,000,000.
(c)determined using the applicable payment schedule(s) or formula(s) for a given Participant.
(d)Death or Disability. If a Participant dies or becomes disabled prior to the last day of the Performance Period for which a performance award is payable, such Participant may receive a performance award as outlined in the respective plan documents. In accordance with Section 162(m), any payment made under this section before the performance goals are attained shall not qualify for the Section 162(m) exception and shall be subject to the Section 162(m) limitation.
(e)Change of Control. In the event of a Change of Control, the Committee (as constituted immediately prior to the Change of Control) shall, in its sole discretion, determine whether and to what extent the Performance Criteria and objective have been met for the Performance Period in which the Change of Control occurs.
(f)Recovery of Performance Awards. Notwithstanding anything else contained in the Plan to the contrary, if the Company's financial results are materially restated, the Committee may review the circumstances surrounding the restatement and determine whether and which Participants will be required to forfeit the right to receive any future payments under the Plan and/or repay to the Company any prior payments determined by the Committee to have been inappropriately received by the Participant. If the Company's financial results are restated due to fraud or material noncompliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, any Participant who the Committee determines participated in or is responsible for the fraud or noncompliance causing the need for the restatement forfeits the right to receive any future payments under the Plan and must repay any amounts paid in excess of the amounts that would have been paid based on the restated financial results. By participating in the Plan, each Participant agrees and consents to any forfeiture or required recovery or reimbursement obligations of the Company with respect to any compensation paid under the Plan that is forfeitable or recoverable by the Company pursuant to, and in accordance with any Company policies and procedures adopted by the Board or Committee in order to comply with applicable law. Any repayments required under this Section 4(g) must be made by the Participant within ten (10) days following written demand from the Company.

Section 5-Payments
(a)In General. Except as otherwise provided hereunder, payment of any performance award determined under Section 4 with respect to a Performance Period, shall be made to each Participant as soon as practicable after the Committee certifies in writing that one or more of the applicable performance objectives have been attained and the amount of any such performance award. The Committee shall have no discretion to increase the amount of any Participant's award. Unless the Company has adopted a deferred compensation plan and the Participant has made a valid deferral election under such plan, all payments under this Plan are intended to be exempt from Section 409A pursuant to the "short-term deferral" exception provided in Treasury Regulation Sections 1.409A 1(b)(4) and the Plan will be interpreted to achieve this result. Accordingly, all payments under this Plan will be paid no later than March 15 of the calendar year following the year in which a Participant's right to a payment under this Plan is no longer subject to a substantial risk of forfeiture. In no event is the Company responsible for any tax or penalty owed by Participant with respect to the payments under this Plan.
(b)Form of Payment. The Committee shall determine whether any performance award payable under this Plan is payable in cash, or in stock, restricted stock or options.
(c)Stock Issuable. Any performance awards paid by the Committee in the form of stock, restricted stock or options shall be issued under and governed by the terms and conditions of the Enterprise Bancorp, Inc. 2009 and 2016 Stock Incentive Plans, as such plan may be amended or any successor plans.  Any such performance awards paid under this Plan shall count against the maximum number of shares of common stock of the Company reserved and available for issuance under the 2009 and 2016 Stock Incentive Plans.  Any performance awards under this Plan paid in the form of stock, restricted stock or stock options shall be subject to the maximum annual limit of Section 4(b) of this Plan.

Section 6-Administration
The Plan shall be administered by the Committee, which consists of at least two non-employee directors, each of whom satisfies the requirements for an “outside director” as that term is defined under Section 162(m). The Committee shall have the sole authority and discretion to administer and interpret the Plan in good faith; provided, however, that in no event shall the Plan be interpreted in a manner which would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance-based compensation under Section 162(m). Such authority includes selection of the performance criterion or criteria for any applicable fiscal year and any Participant. Decisions of the Committee shall be final, conclusive and binding on all parties including the Company, its stockholders and Participants and their beneficiaries. Except with respect to matters which, under Section 162(m) are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof, company counsel, public accountants and other professional or expert persons. No member of the Committee shall be liable for any action taken or omitted to be taken, or for any determination made by him or her in good faith with respect to the Plan and the Company shall indemnify and hold harmless each member of the Committee in accordance with the Company's Articles of Organization and By-Laws as the same may be amended from time to time, and any indemnification agreement between the Company and such member of the Committee.

Section 7-	General Provisions.
(a)Effective Date of the Plan. The Plan shall be effective for the Company’s 2017 fiscal year and for each of the subsequent four fiscal years, unless terminated earlier by the Board or Committee, provided that the Plan is approved by the affirmative vote of a majority of the votes cast at the Company’s 2017 Annual Meeting of the Stockholders. As determined appropriate by the Company and as necessary for certain payments of compensation to remain exempt from Section 162(m)'s deduction limitation, the Plan will be submitted to the stockholders for reapproval if the criteria stated above in Section 4 are materially changed and, in any event, will be submitted to be reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the criteria.
(b)Amendment to the Plan. Notwithstanding Section 7(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however that, (i) except as set forth in (iii) below, no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year that has already commenced, (ii) no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m), and (iii) subject to (ii) above, at any time the Committee determines that the Plan or any award hereunder may be subject to Section 409A, the Committee shall have the right, in its sole discretion to amend the Plan as it may determine is necessary or desirable either for the Plan or awards to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the awards.
(c)Interpretation. Notwithstanding anything else contained in this Plan to the contrary, to the extent required to so qualify any award as other performance based compensation within the meaning of Section 162(m), the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan (such as the right to pay a bonus without regard to the achievement of the relevant performance objectives) with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation under Section 162(m). It is intended that this Plan, as written and in operation, will be exempt from Section 409A; however, if payments are otherwise deemed "deferred compensation" under Section 409A, then payment will be made within the guidelines of Section 409A to the extent possible, and the specified payment date applicable to an award shall be within ninety (90) days of the date upon which the award is determined by the Committee to have been earned; provided however, that if the payments are deemed "deferred compensation" and a Participant is deemed to be a "specified employee" (within the meaning of Section 409A), then amounts payable under this Plan shall not be paid until the date that is six months after the date of the Participant's separation from service (within the meaning of Section 409A), or the date on which such Participant dies, if earlier.
(d)Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.
(e)No Right to Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries or any right to have compensation maintained at any level.
(f)No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action. No person shall have any legal claim to be granted an award under the Plan and the Committee shall have no obligation to treat Participants uniformly.
(g)Taxes. Any amount payable to a Participant or a beneficiary under this plan shall be subject to any applicable United States federal, state and local income and employment taxes and any other amounts that the Company is required by law to deduct or withhold from such payment.
(h)Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
(i)Nonalienation of Benefits. Except as may be otherwise required by law, awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Cash awards under the Plan shall be payable from the general assets of the Company, and no Participant shall have any claim with respect to any specific assets of the Company.
(j)Governing Law. The validity, construction and effect of the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of The Commonwealth of Massachusetts and applicable federal law.

Enterprise Bancorp, Inc.
parent company of Enterprise Bank

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 2, 2017.

Vote by Internet

- Go to **www.envisionreports.com/ebtc**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the director nominees named in Proposal 1, FOR Proposals 2, 3, 5, and 6 and FOR every 3 years for Proposal 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - John R. Clementi	☐	☐	02 - Carole A. Cowan	☐	☐	03 - Normand E. Deschene	☐	☐
04 - John A. Koutsos	☐	☐	05 - Joseph C. Lerner	☐	☐	06 - Richard W. Main	☐	☐

	3 Years	2 Years	1 Year	Abstain
4. Advisory vote on the frequency of the Say on Pay Proposal.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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1 U P X 3 1 6 1 2 5 1

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02IICE

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Enterprise Bancorp, Inc.
parent company of Enterprise Bank

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Proxy — Enterprise Bancorp, Inc.

This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. Each of the proposals contained in this proxy has been proposed by our Board of Directors. The Board of Directors recommends a vote FOR all the director nominees named in Proposal 1, FOR Proposals 2, 3, 5, and 6 and FOR every 3 years for Proposal 4. This proxy, when properly executed on the reverse side, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR all the director nominees named in Proposal 1, FOR Proposals 2, 3, 5, and 6 and FOR every 3 years for Proposal 4.

The undersigned, a stockholder of Enterprise Bancorp, Inc. (the "Company"), revoking all prior proxies, hereby appoint(s) Michael A. Spinelli and James F. Conway, III, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company and any adjournments or postponements thereof, to be held at the UMASS Lowell Inn & Conference Center, 50 Warren Street, Lowell, Massachusetts, on May 2, 2017, at 4:00 P.M. as specified herein as to each of the proposals.

Please mark, date and sign exactly as your name appears on the reverse side and return in the enclosed envelope.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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